CITIGROUP MORTGAGE LOAN TRUST INC.,
Depositor

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,
Sponsor

LITTON LOAN SERVICING LP,
Servicer

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2006

2006-CB3 Trust

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Accounting.
Section 1.03	Allocation of Certain Interest Shortfalls.
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01	Conveyance of Mortgage Loans.
Section 2.02	Acceptance by the Trustee.
Section 2.03	Repurchase or Substitution of Mortgage Loans by the Sponsor.
Section 2.04	Representations and Warranties of the Sponsor with Respect to the Mortgage Loans.
Section 2.05	Representations, Warranties and Covenants of the Servicer.
Section 2.06	Representations and Warranties of the Depositor.
Section 2.07	Representations and Warranties of the Sponsor.
Section 2.08	Covenants of the Sponsor.
Section 2.09	Conveyance of REMIC 1 Regular Interests and REMIC 2 Regular Interests and Acceptance of REMIC 1 and REMIC 2 by the Trustee; Issuance of Certificates and REMIC 3 Regular Interests.
Section 2.10	Conveyance of Class B-1 Interest and Acceptance of REMIC 4 by the Trustee; Issuance of the Class B-1 Certificates.
Section 2.11	Conveyance of Class B-2 Interest and Acceptance of REMIC 5 by the Trustee; Issuance of the Class B-2 Certificates.
Section 2.12	Conveyance of Class B-3 Interest and Acceptance of REMIC 6 by the Trustee; Issuance of the Class B-3 Certificates.
Section 2.13	Conveyance of Class B-4 Interest and Acceptance of REMIC 7 by the Trustee; Issuance of the Class B-4 Certificates.
Section 2.14	Conveyance of Class CE Interest and Acceptance of REMIC 8 by the Trustee; Issuance of the Class CE Certificates.
Section 2.15	Conveyance of Class P Interest and Acceptance of REMIC 9 by the Trustee; Issuance of the Class P Certificates.
Section 2.16	Conveyance of Class IO Interest and Acceptance of REMIC 10 by the Trustee; Issuance of REMIC 10 Regular Interest SWAP IO.
ARTICLE III
ADMINISTRATION AND SERVICING OF THE TRUST FUND
Section 3.01	Servicer to Act as Servicer.
Section 3.02	Collection of Mortgage Loan Payments.
Section 3.03	Realization Upon Defaulted Mortgage Loans.
Section 3.04	Collection Account and Distribution Account.
Section 3.05	Permitted Withdrawals From the Collection Account.
Section 3.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.
Section 3.07	Permitted Withdrawals From Escrow Account.
Section 3.08	Payment of Taxes, Insurance and Other Charges; Collections Thereunder.
Section 3.09	Transfer of Accounts.
Section 3.10	Maintenance of Hazard Insurance.
Section 3.11	Maintenance of Mortgage Impairment Insurance Policy.
Section 3.12	Fidelity Bond, Errors and Omissions Insurance.
Section 3.13	Title, Management and Disposition of REO Property.
Section 3.14	Due-on-Sale Clauses; Assumption and Substitution Agreements.
Section 3.15	Notification of Adjustments.
Section 3.16	Optional Purchases of Mortgage Loans by Servicer.
Section 3.17	Trustee to Cooperate; Release of Files.
Section 3.18	Servicing Compensation.
Section 3.19	Annual Statement as to Compliance.
Section 3.20	Reports on Assessment of Compliance and Attestation.
Section 3.21	Access to Certain Documentation and Information Regarding the Mortgage Loans.
Section 3.22	Periodic Filings.
Section 3.23	Obligations of the Servicer in Respect of Compensating Interest.
Section 3.24	Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.
Section 3.25	Investment of Funds in the Collection Account and the Distribution Account.
Section 3.26	Liability of Servicer; Indemnification.
Section 3.27	Reports of Foreclosure and Abandonment of Mortgaged Properties.
Section 3.28	Protection of Assets.
Section 3.29	Net WAC Rate Carryover Reserve Account.
Section 3.30	Advance Facility.
ARTICLE IV
FLOW OF FUNDS
Section 4.01	Interest Distributions.
Section 4.02	Distributions of Principal, Monthly Excess Cashflow Amounts, Net WAC Rate Carryover Amounts and Net Swap Payments.
Section 4.03	Allocation of Losses.
Section 4.04	Method of Distribution.
Section 4.05	Distributions on Book-Entry Certificates.
Section 4.06	Statements.
Section 4.07	Remittance Reports; Advances.
Section 4.08	REMIC Distributions.
Section 4.09	Swap Account.
Section 4.10	Tax Treatment of Swap Payments and Swap Termination Payments.
ARTICLE V
THE CERTIFICATES
Section 5.01	The Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Appointment of Paying Agent.
ARTICLE VI
THE SPONSOR, THE SERVICER AND THE DEPOSITOR
Section 6.01	Liability of the Sponsor, the Servicer and the Depositor.
Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Sponsor, the Servicer or the Depositor.
Section 6.03	Limitation on Liability of the Servicer and Others.
Section 6.04	Servicer Not to Resign.
Section 6.05	Delegation of Duties.
ARTICLE VII DEFAULT
Section 7.01	Servicer Events of Termination.
Section 7.02	Trustee to Act; Appointment of Successor.
Section 7.03	Waiver of Defaults.
Section 7.04	Notification to Certificateholders.
Section 7.05	Survivability of Servicer Liabilities.
ARTICLE VIII THE TRUSTEE
Section 8.01	Duties of Trustee.
Section 8.02	Certain Matters Affecting the Trustee.
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
Section 8.04	Trustee May Own Certificates.
Section 8.05	Sponsor to Pay Trustee Fees and Expenses.
Section 8.06	Eligibility Requirements for Trustee.
Section 8.07	Resignation or Removal of Trustee.
Section 8.08	Successor Trustee.
Section 8.09	Merger or Consolidation of Trustee.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.
Section 8.11	Limitation of Liability.
Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.
Section 8.13	Suits for Enforcement.
Section 8.14	Waiver of Bond Requirement.
Section 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.
Section 8.16	Compliance with National Housing Act of 1934.
ARTICLE IX REMIC ADMINISTRATION
Section 9.01	REMIC Administration.
Section 9.02	Prohibited Transactions and Activities.
Section 9.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.
ARTICLE X TERMINATION
Section 10.01	Termination.
Section 10.02	Additional Termination Requirements.
ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Limitation on Rights of Certificateholders.
Section 11.04	Governing Law; Jurisdiction.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Article and Section References.
Section 11.08	Notice to the Rating Agencies.
Section 11.09	Further Assurances.
Section 11.10	Benefits of Agreement.
Section 11.11	Acts of Certificateholders.
Section 11.12	Compliance with Regulation AB.

EXHIBITS:

Exhibit A-1	Form of Class AV-1 Certificates
Exhibit A-2	Form of Class AV-2 Certificates
Exhibit A-3	Form of Class AV-3 Certificates
Exhibit A-4	Form of Class AV-4 Certificates
Exhibit B-1	Form of Class B-1 Certificates
Exhibit B-2	Form of Class B-2 Certificates
Exhibit B-3	Form of Class B-3 Certificates
Exhibit B-4	Form of Class B-4 Certificates
Exhibit C-1-1	Form of Class R Certificates
Exhibit C-1-2	Form of Class R-X Certificates
Exhibit C-2	Form of Class M-1 Certificates
Exhibit C-3	Form of Class M-2 Certificates
Exhibit C-4	Form of Class M-3 Certificates
Exhibit C-5	Form of Class M-4 Certificates
Exhibit C-6	Form of Class M-5 Certificates
Exhibit C-7	Form of Class M-6 Certificates
Exhibit C-8	Form of Class CE Certificates
Exhibit C-9	Form of Class P Certificates
Exhibit D	Mortgage Loan Schedule
Exhibit E	Form of Request for Release
Exhibit F-1	Form of Trustee’s or Custodian’s Initial Certification
Exhibit F-2	Form of Trustee’s or Custodian’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Mortgage Loan Purchase Agreement
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of ERISA Representation
Exhibit J-1	Form of Investment Letter Non-Rule 144A
Exhibit J-2	Form of Investment Letter Rule 144A
Exhibit K	Form of Residual Certificate Transfer Affidavit
Exhibit L	Form of Transferor Certificate
Exhibit M	Monthly Information Provided by Servicer
Exhibit N	Form of Officer’s Certificate with Respect to Prepayments
Exhibit O-1	Form of Certification to Be Provided by the Servicer with Form 10-K
Exhibit O-2	Form of Certification to Be Provided to the Servicer by the Trustee
Exhibit P	Form of Power of Attorney
Exhibit Q	Form of Swap Agreement
Exhibit R-1	Form 1122(d) Servicing Criteria Letter
Exhibit R-2	Form of Item 1123 Certification (Servicer)
Exhibit S	Form 8-K Disclosure
Exhibit T	Form 10-D Disclosure
Exhibit U	Form 10-K Disclosure

This Pooling and Servicing Agreement is dated as of March 1, 2006 (the “Agreement”), among CITIGROUP MORTGAGE LOAN TRUST INC., as depositor (the “Depositor”), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as Sponsor (the “Sponsor”), LITTON LOAN SERVICING LP, as servicer (the “Servicer”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eighteen Classes of Certificates, designated as (i) the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates, the Class AV-4 Certificates, (ii) the Class M-1 Certificates, Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates, (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates, (iv) the Class CE Certificates, (v) the Class P Certificates and (vi) the Class R Certificates and the Class R-X Certificates.

REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust and the Interest Rate Swap Agreement) as a real estate investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class R-1 Interest will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
I	Variable(2)	$41,700,715.61	March 25, 2036
I-1-A	Variable(2)	$6,454,973.75	March 25, 2036
I-1-B	Variable(2)	$6,454,973.75	March 25, 2036
I-2-A	Variable(2)	$7,837,541.25	March 25, 2036
I-2-B	Variable(2)	$7,837,541.25	March 25, 2036
I-3-A	Variable(2)	$9,186,402.50	March 25, 2036
I-3-B	Variable(2)	$9,186,402.50	March 25, 2036
I-4-A	Variable(2)	$10,468,137.50	March 25, 2036
I-4-B	Variable(2)	$10,468,137.50	March 25, 2036
I-5-A	Variable(2)	$11,768,526.25	March 25, 2036
I-5-B	Variable(2)	$11,768,526.25	March 25, 2036
I-6-A	Variable(2)	$13,004,881.25	March 25, 2036
I-6-B	Variable(2)	$13,004,881.25	March 25, 2036
I-7-A	Variable(2)	$14,052,652.50	March 25, 2036
I-7-B	Variable(2)	$14,052,652.50	March 25, 2036
I-8-A	Variable(2)	$14,921,756.25	March 25, 2036
I-8-B	Variable(2)	$14,921,756.25	March 25, 2036
I-9-A	Variable(2)	$15,278,500.00	March 25, 2036
I-9-B	Variable(2)	$15,278,500.00	March 25, 2036
I-10-A	Variable(2)	$14,794,597.50	March 25, 2036
I-10-B	Variable(2)	$14,794,597.50	March 25, 2036
I-11-A	Variable(2)	$14,220,532.50	March 25, 2036
I-11-B	Variable(2)	$14,220,532.50	March 25, 2036
I-12-A	Variable(2)	$13,554,045.00	March 25, 2036
I-12-B	Variable(2)	$13,554,045.00	March 25, 2036
I-13-A	Variable(2)	$12,914,986.25	March 25, 2036
I-13-B	Variable(2)	$12,914,986.25	March 25, 2036
I-14-A	Variable(2)	$12,321,875.00	March 25, 2036
I-14-B	Variable(2)	$12,321,875.00	March 25, 2036
I-15-A	Variable(2)	$11,746,146.25	March 25, 2036
I-15-B	Variable(2)	$11,746,146.25	March 25, 2036
I-16-A	Variable(2)	$11,218,341.25	March 25, 2036
I-16-B	Variable(2)	$11,218,341.25	March 25, 2036
I-17-A	Variable(2)	$10,795,555.00	March 25, 2036
I-17-B	Variable(2)	$10,795,555.00	March 25, 2036
I-18-A	Variable(2)	$10,721,403.75	March 25, 2036
I-18-B	Variable(2)	$10,721,403.75	March 25, 2036
I-19-A	Variable(2)	$12,769,751.25	March 25, 2036
I-19-B	Variable(2)	$12,769,751.25	March 25, 2036
I-20-A	Variable(2)	$16,913,932.50	March 25, 2036
I-20-B	Variable(2)	$16,913,932.50	March 25, 2036
I-21-A	Variable(2)	$15,915,953.75	March 25, 2036
I-21-B	Variable(2)	$15,915,953.75	March 25, 2036
I-22-A	Variable(2)	$15,040,482.50	March 25, 2036
I-22-B	Variable(2)	$15,040,482.50	March 25, 2036
I-23-A	Variable(2)	$13,280,311.25	March 25, 2036
I-23-B	Variable(2)	$13,280,311.25	March 25, 2036
I-24-A	Variable(2)	$10,737,392.50	March 25, 2036
I-24-B	Variable(2)	$10,737,392.50	March 25, 2036
I-25-A	Variable(2)	$7,418,622.50	March 25, 2036
I-25-B	Variable(2)	$7,418,622.50	March 25, 2036
I-26-A	Variable(2)	$6,592,790.00	March 25, 2036
I-26-B	Variable(2)	$6,592,790.00	March 25, 2036
I-27-A	Variable(2)	$5,814,253.75	March 25, 2036
I-27-B	Variable(2)	$5,814,253.75	March 25, 2036
I-28-A	Variable(2)	$5,484,587.50	March 25, 2036
I-28-B	Variable(2)	$5,484,587.50	March 25, 2036
I-29-A	Variable(2)	$5,176,336.25	March 25, 2036
I-29-B	Variable(2)	$5,176,336.25	March 25, 2036
I-30-A	Variable(2)	$4,885,891.25	March 25, 2036
I-30-B	Variable(2)	$4,885,891.25	March 25, 2036
I-31-A	Variable(2)	$4,612,266.25	March 25, 2036
I-31-B	Variable(2)	$4,612,266.25	March 25, 2036
I-32-A	Variable(2)	$4,354,230.00	March 25, 2036
I-32-B	Variable(2)	$4,354,230.00	March 25, 2036
I-33-A	Variable(2)	$4,110,251.25	March 25, 2036
I-33-B	Variable(2)	$4,110,251.25	March 25, 2036
I-34-A	Variable(2)	$2,003,415.00	March 25, 2036
I-34-B	Variable(2)	$2,003,415.00	March 25, 2036
I-35-A	Variable(2)	$2,628,496.25	March 25, 2036
I-35-B	Variable(2)	$2,628,496.25	March 25, 2036
I-36-A	Variable(2)	$2,483,572.50	March 25, 2036
I-36-B	Variable(2)	$2,483,572.50	March 25, 2036
I-37-A	Variable(2)	$2,347,077.50	March 25, 2036
I-37-B	Variable(2)	$2,347,077.50	March 25, 2036
I-38-A	Variable(2)	$2,218,340.00	March 25, 2036
I-38-B	Variable(2)	$2,218,340.00	March 25, 2036
I-39-A	Variable(2)	$2,096,905.00	March 25, 2036
I-39-B	Variable(2)	$2,096,905.00	March 25, 2036
I-40-A	Variable(2)	$38,193,787.50	March 25, 2036
I-40-B	Variable(2)	$38,193,787.50	March 25, 2036
P	Variable(2)	$100.00	March 25, 2036

________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest represents the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LT2AA	Variable(2)	$825,532,121.30	March 25, 2036
LT2AV1	Variable(2)	$3,728,260.00	March 25, 2036
LT2AV2	Variable(2)	$977,210.00	March 25, 2036
LT2AV3	Variable(2)	$1,277,620.00	March 25, 2036
LT2AV4	Variable(2)	$945,470.00	March 25, 2036
LT2M1	Variable(2)	$290,620.00	March 25, 2036
LT2M2	Variable(2)	$256,920.00	March 25, 2036
LT2M3	Variable(2)	$160,050.00	March 25, 2036
LT2M4	Variable(2)	$138,990.00	March 25, 2036
LT2M5	Variable(2)	$126,350.00	March 25, 2036
LT2M6	Variable(2)	$105,300.00	March 25, 2036
LT2B1	Variable(2)	$101,080.00	March 25, 2036
LT2B2	Variable(2)	$96,880.00	March 25, 2036
LT2B3	Variable(2)	$92,670.00	March 25, 2036
LT2B4	Variable(2)	$84,250.00	March 25, 2036
LT2ZZ	Variable(2)	$8,465,924.31	March 25, 2036
LT2IO	Variable(2)	(3)	March 25, 2036
LT2P	Variable(2)	$100.00	March 25, 2036

________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3) REMIC 2 Regular Interest LT2IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC 3

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3.” The Class R-3 Interest represents the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates or REMIC 3 Regular Interests that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class AV-1	Variable(2)	$372,826,000.00	March 25, 2036
Class AV-2	Variable(2)	$97,721,000.00	March 25, 2036
Class AV-3	Variable(2)	$127,762,000.00	March 25, 2036
Class AV-4	Variable(2)	$94,547,000.00	March 25, 2036
Class M-1	Variable(2)	$29,062,000.00	March 25, 2036
Class M-2	Variable(2)	$25,692,000.00	March 25, 2036
Class M-3	Variable(2)	$16,005,000.00	March 25, 2036
Class M-4	Variable(2)	$13,899,000.00	March 25, 2036
Class M-5	Variable(2)	$12,635,000.00	March 25, 2036
Class M-6	Variable(2)	$10,530,000.00	March 25, 2036
Class B-1 Interest	6.500% per annum(3)	$10,108,000.00	March 25, 2036
Class B-2 Interest	6.500% per annum(3)	$9,688,000.00	March 25, 2036
Class B-3 Interest	6.500% per annum(3)	$9,267,000.00	March 25, 2036
Class B-4 Interest	6.500% per annum(3)	$8,425,000.00	March 25, 2036
Class CE Interest	Variable(4)	$4,212,715.61	March 25, 2036
Class P Interest	N/A(5)	$100.00	March 25, 2036
Class IO Interest	(6)	(7)	March 25, 2036

__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3) Subject to increase and subject to a cap in accordance with the definition of “Pass-Through Rate” herein.
(4) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than the REMIC II Regular Interest LT2P and LT2IO. The Class CE Interest will not accrue interest on its Certificate Principal Balance.
(5) The Class P Interest will not accrue interest.
(6) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest LTIO.
(7) For federal income tax purposes, the Class IO Interest will not have a Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest LTIO.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class B-1 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 4 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class B-1	6.500% per annum(2)	$10,108,000.00	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Subject to increase and subject to a cap in accordance with the definition of “Pass-Through Rate” herein.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class B-2 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 5 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class B-2	6.500% per annum(2)	$9,688,000.00	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Subject to increase and subject to a cap in accordance with the definition of “Pass-Through Rate” herein.

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class B-3 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 6.” The Class R-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 6 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class B-3	6.500% per annum(2)	$9,267,000.00	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Subject to increase and subject to a cap in accordance with the definition of “Pass-Through Rate” herein.

REMIC 7

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class B-4 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 7.” The Class R-7 Interest represents the sole class of “residual interests” in REMIC 7 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 7 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class B-4	6.500% per annum(2)	$8,425,000.00	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Subject to increase and subject to a cap in accordance with the definition of “Pass-Through Rate” herein.

REMIC 8
As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 8.” The Class R-8 Interest represents the sole class of “residual interests” in REMIC 8 for purposes of the REMIC Provisions. The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 8 created hereunder.

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class CE	Variable(2)	$4,212,715.61	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

REMIC 9

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 9.” The Class R-9 Interest represents the sole class of “residual interests” in REMIC 9 for purposes of the REMIC Provisions. The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 9 created hereunder.

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class P	N/A(2)	$100.00	March 25, 2036
__________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC 10

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 10.” The Class R-10 Interest represents the sole class of “residual interests” in REMIC 10 for purposes of the REMIC Provisions. The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class of Certificates that represent the “regular interest” in REMIC 10 created hereunder which will not be certificated.

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
SWAP IO	Variable(2)	N/A	March 25, 2036
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(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) REMIC 10 Regular Interest SWAP IO will receive 100% of amounts received in respect of the Class IO Interest.

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the Floating Rate Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Fixed Rate Certificates and the Class CE Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates will not accrue interest.

“1933 Act”: The Securities Act of 1933, as amended.

“60+ Day Delinquent Loan”: Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

“Account”: Either the Collection Account or the Distribution Account.

“Accountants Attestation”: As defined in Section 3.22(b) hereof.

“Accrued Certificate Interest”: With respect to each Distribution Date and each Class of Certificates, the Class B Interests and the Class CE Interest, an amount equal to the interest accrued at the applicable Pass-Through Rate during the related Interest Accrual Period on the Certificate Principal Balance or Uncertificated Principal Balance (or Notional Amount) of such Class immediately prior to such Distribution Date, reduced by such Class’s Interest Percentage of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Certificates as provided in Section 1.03 hereof.

“Adjustable-Rate Mortgage Loan”: A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan may change pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

“Advance Facility”: As defined in Section 3.30 hereof.

“Advance Facility Notice”: As defined in Section 3.30 hereof.

“Advance Financing Person”: As defined in Section 3.30 hereof.

“Advance Reimbursement Amounts”: As defined in Section 3.30 hereof.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments and supplements hereto.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including with respect to each FHA Loan, the FHA Regulations and the related FHA Insurance Contract.

“Applied Realized Loss Amount”: With respect to each Distribution Date, the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Balance as of the end of the related Collection Period.

“Assessment of Compliance”: As defined in Section 3.20(a) hereof.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

“Available Funds”: As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received by the Trustee one Business Day prior to the related Distribution Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date and (e) the aggregate of any Advances made by the Servicer for such Distribution Date over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.05, (b) Stayed Funds, (c) the Servicing Fee, (d) amounts payable to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (e) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant,” or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificate Custodian”: Initially, JPMorgan Chase Bank, National Association; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Certificates (other than the Class CE Certificates and the Residual Certificates) and any Distribution Date, the Original Class Certificate Principal Balance, reduced, but not below zero, by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of any Subsequent Recoveries as provided in Section 4.02) and (ii) in the case of the Mezzanine and Class B Certificates, Applied Realized Loss Amounts for previous Distribution Dates allocated thereto. The Residual Certificates do not have a Certificate Principal Balance. With respect to the Class CE Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates then outstanding. With respect to any Certificate (other than a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”: Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any one of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates or the Class AV-4 Certificates.

“Class AV-1 Certificate”: Any one of the Certificates with an “AV-1” designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class AV-1 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.060% per annum, and (ii) on or after the Optional Termination Date, 0.120% per annum.

“Class AV-1 Interest Carry Forward Amount”: For the Interest Accrual Period for any Distribution Date, the Interest Carry Forward Amount for the Class AV-1 Certificates for such Distribution Date.

“Class AV-1 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class AV-1 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class AV-2 Certificate”: Any one of the Certificates with an “AV-2” designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class AV-2 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.110% per annum, and (ii) on or after the Optional Termination Date, 0.220% per annum.

“Class AV-2 Interest Carry Forward Amount”: For the Interest Accrual Period for any Distribution Date, the Interest Carry Forward Amount for the Class AV-2 Certificates for such Distribution Date.

“Class AV-2 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class AV-2 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class AV-3 Certificate”: Any one of the Certificates with an “AV-3” designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class AV-3 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.170% per annum, and (ii) on or after the Optional Termination Date, 0.340% per annum.

“Class AV-3 Interest Carry Forward Amount”: For the Interest Accrual Period for any Distribution Date, the Interest Carry Forward Amount for the Class AV-3 Certificates for such Distribution Date.

“Class AV-3 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class AV-3 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class AV-4 Certificate”: Any one of the Certificates with an “AV-4” designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class AV-4 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.260% per annum, and (ii) on or after the Optional Termination Date, 0.520% per annum.

“Class AV-4 Interest Carry Forward Amount”: For the Interest Accrual Period for any Distribution Date, the Interest Carry Forward Amount for the Class AV-4 Certificates for such Distribution Date.

“Class AV-4 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class AV-4 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class B Certificate”: Any one of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates or the Class B-4 Certificates.

“Class B Interest”: Any one of the Class B-1 Interest, the Class B-2 Interest, the Class B-3 Interest and the Class B-4 Interest.

“Class B-1 Applied Realized Loss Amount”: As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class B-1 Certificate”: Any one of the Certificates with a “B-1” designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class B-1 Interest”: An uncertificated interest in REMIC 3 held by the Trustee on behalf of the holders of the Class B-1 Certificates and representing a regular interest in REMIC 3.

“Class B-1 Pass-Through Rate”: For each Distribution Date, the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the Rate Cap for such Distribution Date.

“Class B-1 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of principal on the Class M-5 Certificates on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of principal on the Class M-6 Certificates on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class B-1 Realized Loss Amortization Amount”: As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class B-1 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class B-2 Applied Realized Loss Amount”: As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class B-2 Certificate”: Any one of the Certificates with a “B-2” designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 5, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class B-2 Interest”: An uncertificated interest in REMIC 3 held by the Trustee on behalf of the holders of the Class B-2 Certificates and representing a regular interest in REMIC 3.

“Class B-2 Pass-Through Rate”: For each Distribution Date, the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the Rate Cap for such Distribution Date.

“Class B-2 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of principal on the Class M-5 Certificates on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of principal on the Class M-6 Certificates on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class B-2 Realized Loss Amortization Amount”: As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class B-2 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class B-3 Applied Realized Loss Amount”: As to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class B-3 Certificate”: Any one of the Certificates with a “B-3” designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 6, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class B-3 Interest”: An uncertificated interest in REMIC 3 held by the Trustee on behalf of the holders of the Class B-3 Certificates and representing a regular interest in REMIC 3.

“Class B-3 Pass-Through Rate”: For each Distribution Date, the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the Rate Cap for such Distribution Date.

“Class B-3 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of principal on the Class M-5 Certificates on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of principal on the Class M-6 Certificates on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of principal on the Class B-2 Certificates on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus Overcollateralization Floor, but in no event less than zero.

“Class B-3 Realized Loss Amortization Amount”: As to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class B-3 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class B-4 Applied Realized Loss Amount”: As to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

“Class B-4 Certificate”: Any one of the Certificates with a “B-4” designated on the face thereof substantially in the form annexed hereto as Exhibit B-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 7, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class B-4 Interest”: An uncertificated interest in REMIC 3 held by the Trustee on behalf of the holders of the Class B-4 Certificates and representing a regular interest in REMIC 3.

“Class B-4 Pass-Through Rate”: For each Distribution Date, the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the Rate Cap for such Distribution Date.

“Class B-4 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of principal on the Class M-5 Certificates on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of principal on the Class M-6 Certificates on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of principal on the Class B-2 Certificates on such Distribution Date), (x) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account distributions of principal on the Class B-3 Certificates on such Distribution Date) and (xi) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class B-4 Realized Loss Amortization Amount”: As to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class B-4 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class CE Certificate”: Any one of the Certificates with a “CE” designated on the face thereof substantially in the form annexed hereto as Exhibit C-8, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 8, (ii) the obligation to pay Net WAC Rate Carryover Amounts and (iii) the obligation to receive the Class IO Distribution Amount.

“Class IO Distribution Amount”: As defined in Section 4.09 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust Trustee on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.10 hereof.

“Class IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 3.

“Class M-1 Applied Realized Loss Amount”: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-1 Certificate”: Any one of the Certificates with an “M-1” designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.320% per annum, and (ii) on or after the Optional Termination Date, 0.480% per annum.

“Class M-1 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class M-1 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-1 Realized Loss Amortization Amount”: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-1 Certificates and any Classes of Certificates with a higher distribution priority.

“Class M-2 Applied Realized Loss Amount”: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-2 Certificate”: Any one of the Certificates with an “M-2” designated on the face thereof substantially in the form annexed hereto as Exhibit C-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.330% per annum, and (ii) on or after the Optional Termination Date, 0.495% per annum.

“Class M-2 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class M-2 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-2 Realized Loss Amortization Amount”: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-2 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class M-3 Applied Realized Loss Amount”: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-3 Certificate”: Any one of the Certificates with an “M-3” designated on the face thereof substantially in the form annexed hereto as Exhibit C-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.350% per annum, and (ii) on or after the Optional Termination Date, 0.525% per annum.

“Class M-3 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class M-3 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-3 Realized Loss Amortization Amount”: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-3 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class M-4 Applied Realized Loss Amount”: As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-4 Certificate”: Any one of the Certificates with an “M-4” designated on the face thereof substantially in the form annexed hereto as Exhibit C-5, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.450% per annum, and (ii) on or after the Optional Termination Date, 0.675% per annum.

“Class M-4 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class M-4 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-4 Realized Loss Amortization Amount”: As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-4 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class M-5 Applied Realized Loss Amount”: As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-5 Certificate”: Any one of the Certificates with an “M-5” designated on the face thereof substantially in the form annexed hereto as Exhibit C-6, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.460% per annum, and (ii) on or after the Optional Termination Date, 0.690% per annum.

“Class M-5 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (ii) the related Rate Cap for such Distribution Date.

“Class M-5 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-5 Realized Loss Amortization Amount”: As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-5 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class M-6 Applied Realized Loss Amount”: As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such Distribution Date.

“Class M-6 Certificate”: Any one of the Certificates with an “M-6” designated on the face thereof substantially in the form annexed hereto as Exhibit C-7, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Certificate Margin”: For the Interest Accrual Period for each Distribution Date (i) prior to the Optional Termination Date, 0.550% per annum, and (ii) on or after the Optional Termination Date, 0.825% per annum.

“Class M-6 Pass-Through Rate”: For each Distribution Date, the lesser of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

“Class M-6 Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of principal on the Class M-4 Certificates on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of principal on the Class M-5 Certificates on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Class M-6 Realized Loss Amortization Amount”: As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the Monthly Excess Cashflow Amount remaining after distribution of (i) any Overcollateralization Deficiency for such Distribution Date and any Interest Carry Forward Amount to the Class M-6 Certificates and any Classes of Certificates with a higher distribution priority and (ii) Realized Loss Amortization Amounts to Classes of Certificates with a higher distribution priority.

“Class P Certificate”: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-9, representing the right to distributions as set forth herein and therein.

“Class R Certificate”: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1-1 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-X Certificate”: The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1-2 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest, the Class R-6 Interest, the Class R-7 Interest, the Class R-8 Interest, the Class R-9 Interest and the Class R-10 Interest.

“Class R-1 Interest”: The uncertificated residual interest in REMIC 1.

“Class R-2 Interest”: The uncertificated residual interest in REMIC 2.

“Class R-3 Interest”: The uncertificated residual interest in REMIC 3.

“Class R-4 Interest”: The uncertificated residual interest in REMIC 4.

“Class R-5 Interest”: The uncertificated residual interest in REMIC 5.

“Class R-6 Interest”: The uncertificated residual interest in REMIC 6.

“Class R-7 Interest”: The uncertificated residual interest in REMIC 7.

“Class R-8 Interest”: The uncertificated residual interest in REMIC 8.

“Class R-9 Interest”: The uncertificated residual interest in REMIC 9.

“Class R-10 Interest”: The uncertificated residual interest in REMIC 10.

“Closing Date”: March 30, 2006.

“Code”: The Internal Revenue Code of 1986, as it may be amended from time to time.

“Collection Account”: The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled “Collection Account, Litton Loan Servicing LP, as Servicer, in trust for registered Holders of 2006-CB3 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3,” and which must be an Eligible Account.

“Collection Period”: With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

“Combined Loan-to-Value Ratio”: As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan plus the principal balance of any related senior mortgage loan, and the denominator of which is the Value of the related Mortgaged Property.

“Compensating Interest”: As defined in Section 3.23 hereof.

“Condemnation Proceeds”: All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

“Conventional Mortgage Loan”: Any Mortgage Loan that is not an FHA Loan.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (a) 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Structured Finance Services, C-BASS CMLTI Series 2006-CB3 and (b) for purposes of Certificate transfer and exchange and surrender of the Certificates for final distribution, 2001 Bryon Street, 9th Floor, Dallas, Texas 75201, Attention Transfer Department C-BASS 2006-CB3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Sponsor.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest or REMIC 3 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 2 Regular Interest	Regular Certificate
LT2AV1	Class AV-1
LT2AV2	Class AV-2
LT2AV3	Class AV-3
LT2AV4	Class AV-4
LT2M1	Class M-1
LT2M2	Class M-2
LT2M3	Class M-3
LT2M4	Class M-4
LT2M5	Class M-5
LT2M6	Class M-6
LT2B1	Class B-1
LT2B2	Class B-2
LT2B3	Class B-3
LT2B4	Class B-4
LT2P	Class P

“Custodial Agreement”: The Custodial Agreement, dated as of March 1, 2006, among the Trustee, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof.

“Custodian”: The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

“Cut-off Date”: With respect to each Mortgage Loan, March 1, 2006.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

“DBRS”: Dominion Bond Rating Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “DBRS” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Defective Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

“Deferred Interest”: With respect to any Mortgage Loan identified on the Mortgage Loan Schedule as having the possibility of negative amortization, the current portion of interest not currently paid by the Mortgagor that is added to the principal balance of such Mortgage Loan.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Delinquent”: Any Mortgage Loan, the Monthly Payment due on a Due Date with respect to which such monthly payment is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

“Depositor”: Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Agreement”: With respect to any Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, to be dated on or about the Closing Date.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 16th day of the calendar month in which such Distribution Date occurs or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term “United States,” “state” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled “Distribution Account, JPMorgan Chase Bank, National Association, as Trustee, in trust for the registered Holders of 2006-CB3 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3” and which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2006.

“Due Date”: With respect to each Mortgage Loan, the day of the calendar month on which the Monthly Payment for such Mortgage Loan was due.

“EDGAR”: As defined in Section 3.22(a) hereof.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1” (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

“Eligible Substitute Mortgage Loan”: A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) if an Adjustable-Rate Mortgage Loan, have a Maximum Loan Rate not less than the Maximum Loan Rate for the Defective Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a Minimum Loan Rate not less than the Minimum Loan Rate of the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, an Eligible Substitute Mortgage Loan must have all Adjustment Dates occurring during the same Interest Accrual Period during which Adjustment Dates occur with respect to the substituted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (x) have a risk grading determined by the Sponsor at least equal to the risk grading assigned on the Defective Mortgage Loan, (xi) have been reunderwritten by the Sponsor in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan and (xii) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Restricted Certificates”: Any of the Class CE Certificates, Class P Certificates and Residual Certificates.

“Escrow Account”: The account or accounts created and maintained pursuant to Section 3.06.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estate in Real Property”: A fee simple estate in a parcel of real property.

“Expense Fee Rate”: The sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

“Extra Principal Distribution Amount”: As of any Distribution Date, the lesser of (x) the Monthly Excess Cashflow Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“FHA”: The Federal Housing Administration, an agency within HUD.

“FHA Approved Mortgagee”: Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

“FHA Insurance Contract” or “FHA Insurance”: The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

“FHA Loan”: A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

“FHA Regulations”: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Bond”: Shall have the meaning assigned thereto in Section 3.12.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fitch”: Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

“Fixed-Rate Mortgage Loan”: A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

“Fixed Rate Certificates”: The Class B Certificates.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Floating Rate Certificates”: The Class A Certificates and the Mezzanine Certificates.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

“Foreclosure Price”: The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

“Form 10-K Certification”: As defined in Section 3.22(a) hereof.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Class B Certificates, Mezzanine Certificates or Class A Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.02, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4.

“HUD”: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“Indenture”: An indenture relating to the issuance of notes secured by the Class CE Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof).

“Independent”: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate of a Class other than a Residual Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Notional Amount”: With respect to any Class CE Certificate, the amount designated “Initial Notional Amount” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: With respect to any Distribution Date and (i) with respect to the Floating Rate Certificates, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through April 24, 2006) and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year, and (ii) with respect to the Fixed Rate Certificates and the Class CE Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

“Interest Carry Forward Amount”: For any Class of Certificates (other than the Class P and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (i) with respect to the Floating Rate Certificates, for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date and (ii) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Percentage”: With respect to any Class of Certificates, the Class B Interests and the Class CE Interest and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date.

“Interest Rate Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of March 30, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Trustee (in its capacity as Supplemental Interest Trust Trustee).

“Interest Remittance Amount”: As of any Determination Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event), (ii) all Compensating Interest paid by the Servicer on such Determination Date and (iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price or Net Liquidation Proceeds or Insurance Proceeds relating to interest received during the related Prepayment Period.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

“LIBOR”: With respect to the Floating Rate Certificates and each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

(i)  If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

(ii)  If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Floating Rate Certificates; and

(iii)  If no such quotations can be obtained, LIBOR for the related Interest Accrual Period shall be LIBOR for the prior Distribution Date.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Determination Date”: With respect to any Interest Accrual Period for the Floating Rate Certificates, the second LIBOR Business Day preceding the first day of such Interest Accrual Period.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.13 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise.

“Liquidation Report”: The report with respect to a Liquidated Mortgage Loan in such form and containing such information as is agreed to by the Servicer and the Trustee.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Majority Class R Certificateholders”: The Holders of Residual Certificates evidencing at least a 51% Percentage Interest in the applicable Class of Residual Certificates.

“Marker Rate”: With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3, REMIC 2 Regular Interest LT2B4 and REMIC 2 Regular Interest LT2ZZ, with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LT2ZZ) subject to a cap equal to the lesser of (i) (a) LIBOR as of the related LIBOR Determination Date, plus the related Certificate Margin for the Corresponding Certificate or (b) the fixed pass-through rate for the related Corresponding Certificate, as applicable, and (ii) the Rate Cap for such Distribution Date, and with the rate on REMIC 2 Regular Interest LT2ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5 and REMIC 2 Regular Interest LT2M6, shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

“Maximum Loan Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

“Maximum LT2ZZ Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT2ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2ZZ minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4, with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the lesser of (i) (a) LIBOR as of the related LIBOR Determination Date, plus the related Certificate Margin for the Corresponding Certificate or (b) the fixed pass-through rate for the related Corresponding Certificate, as applicable, and (ii) the Rate Cap for such Distribution Date for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5 and REMIC 2 Regular Interest LT2M6, shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

“Mezzanine Certificates”: The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates.

“Minimum Loan Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

“Monthly Excess Cashflow Amount”: The Monthly Excess Interest Amount.

“Monthly Excess Interest Amount”: With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to Section 4.01.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Monthly Statement”: The statement prepared and distributed by the Trustee pursuant to Section 4.06(a).

“Moody’s”: Moody’s Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Insurance Certificate”: The certificate evidencing an FHA Insurance Contract.

“Mortgage Interest Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The agreement between the Sponsor and the Depositor, dated as of March 27, 2006, regarding the transfer of the Mortgage Loans by the Sponsor to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date (i) with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Sponsor and shall set forth the following information with respect to each Mortgage Loan:

(1) the Sponsor’s Mortgage Loan identifying number;

(2)  the city, state, and zip code of the Mortgaged Property;

(3)  the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property;

(4)  the occupancy status of the Mortgaged Property at origination;

(5)  the original months to maturity;

(6)  the date of origination;

(7)  the first payment date;

(8)  the stated maturity date;

(9)  the stated remaining months to maturity;

(10)  the original principal amount of the Mortgage Loan;

(11)  the Principal Balance of each Mortgage Loan as of the Cut-off Date;

(12)  [reserved];

(13)  the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date;

(14)  the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

(15)  the contractual interest paid to date of the Mortgage Loan;

(16)  if the Mortgage Loan is not owner-financed, the Combined Loan-to-Value Ratio at origination;

(17)  a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

(18)  [reserved];

(19)  a code indicating whether the Mortgaged Property is in bankruptcy or in its forbearance period as of the Cut-off Date;

(20)  a code indicating whether the Mortgage Loan is conventional or insured by the FHA;

(21)  with respect to each Adjustable-Rate Mortgage Loan, a code indicating the Index that is associated with such Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Minimum Loan Rate, the Maximum Loan Rate, the first Adjustment Date immediately following the Cut-off Date, the rate adjustment frequency and the payment adjustment frequency;

(22)  a code indicating whether the Mortgage Loan has a Prepayment Charge and the type of Prepayment Charge;

(23) a code indicating whether the Mortgage Loan is owner-financed;

(24)  a code indicating whether the Mortgage Loan is subject to negative amortization; and

(25)  a code indicating whether the Mortgage Loan is a second lien.

The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Sponsor in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or multi-family dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Mortgage Interest Rate”: With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

“Net Swap Payment”: a net payment required to be made on each distribution date (a) by the Trust, to the Swap Provider, to the extent that the Fixed Amount (as defined in the Swap Agreement) exceeds the corresponding Floating Amount (as defined in the Swap Agreement) or (b) by the Swap Provider to the Trust to the extent that the Floating Amount exceeds the corresponding Fixed Amount.

“Net WAC Rate Carryover Amount”: For any Distribution Date and any Class A Certificate, Mezzanine Certificate or Class B Certificate, the excess of (i) the amount of interest accrued on such Certificate based on the related Pass-Through Rate (without regard to the Rate Cap), over (ii) the amount of interest accrued on such Certificate based on the Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then applicable Pass-Through Rate (without regard to the Rate Cap) on such Certificate.

“Net WAC Rate Carryover Reserve Account”: The reserve account established and maintained pursuant to Section 3.29.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date, with respect to the Class CE Interest, the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LT2P and LT2IO).

“Offered Certificates”: The Class A Certificates and the Mezzanine Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Sponsor or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Servicer or an Affiliate of the Servicer may opt to terminate the Mortgage Pool pursuant to Section 10.01.

“Original Class Certificate Principal Balance”: With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Residual Certificates, which have an Original Class Certificate Principal Balance of zero.

“Overcollateralization Amount”: As of any Distribution Date, the excess of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates (after taking into account all distributions of principal on such Distribution Date).

“Overcollateralization Deficiency”: As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

“Overcollateralization Floor”: As of any Distribution Date, 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: Any of the Class AV-1 Pass-Through Rate, the Class AV-2 Pass-Through Rate, the Class AV-3 Pass-Through Rate, the Class AV-4 Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6 Pass-Through Rate, the Class B-1 Pass-Through Rate, the Class B-2 Pass-Through Rate, the Class B-3 Pass-Through Rate or the Class B-4 Pass-Through Rate. With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) interest on the Uncertificated Principal Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3, REMIC 2 Regular Interest LT2B4 and REMIC 2 Regular Interest LT2ZZ.

With respect to the Class CE Certificates, 100% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

With respect to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates, 100% of the interest distributable to the Class B-1 Interest, the Class B-2 Interest, the Class B-3 Interest and the Class B-4 Interest, respectively, in each case expressed as a per annum rate.

The Class IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO.

The REMIC 10 Regular Interest SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

The Class P Certificates and the Residual Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Class CE Certificate or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class CE Certificate, the undivided percentage interest obtained by dividing the Initial Notional Amount evidenced by such Certificate by the Original Class CE Notional Amount. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Loan Rate or the Minimum Loan Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(i)  (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short term uninsured debt rating in one of the two highest available rating categories of S&P (i.e., A-1+ and A-1) and Moody’s and the highest available rating category of Fitch and DBRS provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(ii)  repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1 or higher by S&P, Fitch and DBRS and rated A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iii)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(iv)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(v)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or affiliates thereof having the highest rating category by the applicable Rating Agency; and

(vi)  if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance”: As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

“Prepayment Assumption”: As set forth in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Prepayment Period, any prepayment premium, fee or charge payable by the a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the 1st day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Interest Rate on the amount of such Principal Prepayment in full for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one-month’s interest at the applicable Net Mortgage Interest Rate less any payments made by the Mortgagor on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment is received and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Period”: With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from March 1, 2006) and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the principal balance of any such Mortgage Loan and the principal portion of Advances plus, Deferred Interest, if any. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of the following amounts to the extent of funds available therefor, with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal on the Mortgage Loans and any Subsequent Recoveries actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

“Private Certificates”: Any of the Class B, Class CE, Class P and Residual Certificates.

“Property Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Prospectus Supplement”: That certain Prospectus Supplement dated March 27, 2006 relating to the public offering of the Offered Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers’ Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01 and Section 4.02, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae or Freddie Mac.

“Rate Cap”: With respect to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates and any Distribution Date, (I) a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans minus, solely with respect to calculating the Rate Cap for the Offered Certificates, an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (ii) 12, multiplied (in the case of the Offered Certificates) by (II) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average (adjusted, in the case of the Offered Certificates, for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated REMIC 2 Pass-Through Rates on the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

“Rating Agency or Rating Agencies”: Fitch, Moody’s, S&P and DBRS, or their respective successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

“Realized Loss”: With respect to a Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property. With respect to any Mortgage Loan, (i) a Deficient Valuation and (ii) a reduction in the principal balance thereof resulting from a Servicer Modification.

“Realized Loss Amortization Amount”: Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount and the Class B-4 Realized Loss Amortization Amount.

“Record Date”: With respect to the Floating Rate Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Fixed Rate Certificates, the Class CE Certificates, the Class P Certificates and the Residual Certificates and the first Distribution Date, the Closing Date, and with respect to each Distribution Date following the first Distribution Date, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Regular Certificate”: Any of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates, the Class CE Certificates or the Class P Certificates.

“Regulation AB”: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F. R. §§229.1100-229.1123 as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Release No. 33-8518, 70 Fed. Reg. 1,506, 1.531 (January 7, 2005) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Related Documents”: With respect to any Mortgage Loan, the related Mortgage Note, Mortgage and other documents required by Section 2.01.

“Relief Act”: The Servicemembers Civil Relief Act.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or any similar state law, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement or the Swap Account.

“REMIC 1 Regular Interests”: Any of the 82 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the regular interests and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2AA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralization Target Amount”: 1.00% of the Targeted Overcollateralization Amount.

“REMIC 2 Overcollateralized Amount”: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4, in each case as of such date of determination.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3, REMIC 2 Regular Interest LT2B4and REMIC 2 Regular Interest LT2ZZ.

“REMIC 2 Regular Interests”: Any of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a “regular interest” in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC I Regular Interests: REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3, REMIC 2 Regular Interest LT2B4, REMIC 2 Regular Interest LT2P, REMIC 2 Regular Interest LT2IO and REMIC 2 Regular Interest LT2ZZ.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the regular interests and the Class R Certificate (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 3 Regular Interests”: The Class B-1 Interest, the Class B-2 Interest, the Class B-3 Interest, the Class B-4 Interest, the Class CE Interest, the Class P Interest and the Class IO Interest.

“REMIC 4”: The segregated pool of assets consisting of the Class B-1 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class B-1 Certificates and the Class R-X Certificate (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 5”: The segregated pool of assets consisting of the Class B-2 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class B-2 Certificates and the Class R-X Certificate (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 6”: The segregated pool of assets consisting of the Class B-3 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class B-3 Certificates and the Class R-X Certificate (in respect of the Class R-6 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 7”: The segregated pool of assets consisting of the Class B-4 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class B-4 Certificates and the Class R-X Certificate (in respect of the Class R-7 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 8”: The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificate (in respect of the Class R-8 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 9”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificate (in respect of the Class R-9 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 10”: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC 10 Regular Interest SWAP IO and the Class R-X Certificate (in respect of the Class R-10 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”: The REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Residential Dwelling”: Any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

“Residual Certificates”: The Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole Class of “residual interests” in each REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: Any officer assigned to the Corporate Trust Division (or any successor thereto) of the Trustee, including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

“S&P”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other “nationally recognized statistical rating organization” as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

“Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class B Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Remittance Amount and the Extra Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

“Senior Principal Distribution Amount”: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.50% and (ii) the Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor, but in no event less than zero.

“Servicer”: Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Affiliate”: A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicer Modification”: With respect to any Mortgage Loan in default, or where default is reasonably foreseeable, is a modification permitted by the Servicer of such Mortgage Loan to reduce its principal balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan. Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

“Servicer Remittance Date”: With respect to any Distribution Date, one Business Day prior to such Distribution Date.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under Section 3.08 and (v) rebating any points and fees that are to be reimbursed to a Mortgagor due to a Principal Prepayment.

“Servicing Fee”: With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

“Servicing Fee Rate”: With respect to each Mortgage Loan, 0.50% per annum.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Rights Pledgee”: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement, including JPMorgan Chase Bank, National Association as the representative of certain lenders.

“Servicing Standard”: Shall mean the standards set forth in Section 3.01.

“Special Hazard Losses”: Realized Losses that result from direct physical damage to Mortgaged Properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

“Sponsor”: Credit-Based Asset Servicing and Securitization LLC, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stayed Funds”: Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

“Stepdown Date”: The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero and (y) the later to occur of (A) the Distribution Date in April 2009 and (B) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 35.50%.

“Subordinate Principal Distribution Amount”: The Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount, Class B-3 Principal Distribution Amount or Class B-4 Principal Distribution Amount, as applicable.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Servicer (net of any expenses permitted to be reimbursed pursuant to Section 3.05) or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a Final Recovery Determination or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment Amount”: As defined in Section 2.03(d) hereof.

“Supplemental Interest Trust Trustee”: JPMorgan Chase Bank, National Association, in its capacity as supplemental interest trust trustee of the Supplemental Interest Trust.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.09. The Swap Account must be an Eligible Account.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Rate Cap due to a discrepancy between the Uncertificated Notional Amount of REMIC 10 Regular Interest SWAP IO and the scheduled notional amount.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: The Bank of New York.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Targeted Overcollateralization Amount”: As of any Distribution Date, 0.50% of the Cut-off Date Principal Balance of the Mortgage Loans. The Targeted Overcollateralization Amount shall be zero when the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates has been reduced to zero.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Tax Returns”: The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”: As defined in Section 10.01(a) hereof.

“Trigger Event”: With respect to any Distribution Date a Trigger Event is in effect, if (i) the six-month rolling average of 60+ Day Delinquent Loans (divided by the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month) equals or exceeds 41.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date Occurring In	Percentage
April 2008 through March 2009	1.10%
April 2009 through March 2010	2.45%
April 2010 through March 2011	3.85%
April 2011 through March 2012	4.75%
April 2012 and thereafter	5.10%

“Trust”: 2006-CB3 Trust, the trust created hereunder.

“Trust Fund”: All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, REMIC 7, REMIC 8, REMIC 9, REMIC 10, the Interest Rate Swap Agreement, the Swap Account and the Net WAC Rate Carryover Reserve Account.

“Trustee”: JPMorgan Chase Bank, National Association, a national banking association, or any successor Trustee appointed as herein provided.

“Trustee Fee”: With respect to any Distribution Date, the product of (x) one twelfth of the Trustee Fee Rate and (y) the aggregate Principal Balance of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

“Trustee Fee Rate”: With respect to any Distribution Date, 0.0025% per annum.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LT2IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 2 Regular Interests
1	I-1-A through I-40-A
2	I-2-A through I-40-A
3	I-3-A through I-40-A
4	I-4-A through I-40-A
5	I-5-A through I-40-A
6	I-6-A through I-40-A
7	I-7-A through I-40-A
8	I-8-A through I-40-A
9	I-9-A through I-40-A
10	I-10-A through I-40-A
11	I-11-A through I-40-A
12	I-12-A through I-40-A
13	I-13-A through I-40-A
14	I-14-A through I-40-A
15	I-15-A through I-40-A
16	I-16-A through I-40-A
17	I-17-A through I-40-A
18	I-18-A through I-40-A
19	I-19-A through I-40-A
20	I-20-A through I-40-A
21	I-21-A through I-40-A
22	I-22-A through I-40-A
23	I-23-A through I-40-A
24	I-24-A through I-40-A
25	I-25-A through I-40-A
26	I-26-A through I-40-A
27	I-27-A through I-40-A
28	I-28-A through I-40-A
29	I-29-A through I-40-A
30	I-30-A through I-40-A
31	I-31-A through I-40-A
32	I-32-A through I-40-A
33-37	I-33-A through I-40-A
38	I-34-A through I-40-A
39	I-35-A through I-40-A
40	I-36-A through I-40-A
41	I-37-A through I-40-A
42	I-38-A through I-40-A
43	I-39-A and I-40-A
44	I-40-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LT2IO.

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.03 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.03, and the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2ZZ shall be increased by interest deferrals as provided in Section 4.03. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates then outstanding.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans. With respect to each REMIC 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.316%. With respect to each REMIC 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans over (ii) 10.316% and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTAV1, REMIC 2 Regular Interest LTAV2, REMIC 2 Regular Interest LTAV3, REMIC 2 Regular Interest LTAV4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3, REMIC 2 Regular Interest LTB4, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LT2P, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests for each such Distribution Date, (w) with respect to REMIC 1 Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (x) with respect to REMIC 1 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1	I-1-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
2	I-2-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
3	I-3-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
4	I-4-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
5	I-5-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
6	I-6-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
7	I-7-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
8	I-8-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
9	I-9-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
10	I-10-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
11	I-11-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
12	I-12-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
13	I-13-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
14	I-14-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
15	I-15-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
16	I-16-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
17	I-17-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
18	I-18-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
19	I-19-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
20	I-20-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
21	I-21-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
22	I-22-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
23	I-23-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
24	I-24-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
25	I-25-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
26	I-26-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
27	I-27-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-28-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-29-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-30-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-31-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-32-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC 1 Pass-Through Rate
33-37	I-33-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC 1 Pass-Through Rate
38	I-34-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC 1 Pass-Through Rate
39	I-35-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC 1 Pass-Through Rate
40	I-36-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC 1 Pass-Through Rate
41	I-37-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC 1 Pass-Through Rate
42	I-38-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC 1 Pass-Through Rate
43	I-39-A and I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-40-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LT2IO, and (a) the first 44 Distribution Dates, the excess of (i) the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) 2 multiplied by Swap LIBOR, and (b) thereafter 0.00%.

“Underwriters”: Citigroup Global Markets Inc., Banc of America Securities LLC, Lehman Brothers Inc. and Friedman, Billings, Ramsey & Co., Inc., as underwriters with respect to the Offered Certificates.

“United States Person” or “U.S. Person”: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

“Unpaid Realized Loss Amount”: For any Class of Mezzanine Certificate or Class B Certificate and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates and reduced by the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries as provided in Section 4.02.

“VA”: The U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto.

“VA Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Serviceman’s Readjustment Act of 1944, as amended.

“VA Loan”: A Mortgage Loan which is the subject of a VA Guaranty Agreement as evidenced by a Loan Guaranty Certificate.

“VA Regulations”: Regulations promulgated by the Veterans Administration pursuant to the Serviceman’s Readjustment Act of 1944, as amended, codified in 36 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

“Value”: With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Class A Certificates, the Mezzanine Certificates and the Class B Certificates then outstanding. The Voting Rights allocated among Holders of the Class CE Certificates shall be 1%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Class CE Certificates then outstanding. The Voting Rights allocated among Holders of the Class P Certificates shall be 1%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Class P Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor, the Trustee or any of its respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded.

“Written Order to Authenticate”: A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

Section 1.02	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Accrued Certificate Interest for the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class CE Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount thereof and, thereafter, among the Class A Certificates, the Mezzanine Certificates and the Class B Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class CE Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount thereof.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest I and to the REMIC 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4 and REMIC 2 Regular Interest LT2ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Class B-1 Interest to the extent allocated to the Class B-1 Certificates, to the Class B-2 Interest to the extent allocated to the Class B-2 Certificates, to the Class B-3 Interest to the extent allocated to the Class B-3 Certificates, to the Class B-4 Interest to the extent allocated to the Class B-4 Certificates and to the Class CE Certificates to the extent allocated to the Class CE Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the right to receive any amounts payable under the Interest Rate Swap Agreement and (vii) all other assets included or to be included in the Trust Fund; provided, however, so long as the Servicer is an FHA Approved Mortgagee, the Commissioner of HUD shall have no obligation to recognize or deal with any person other than the Servicer with respect to FHA Insurance. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Sponsor, on behalf of the Depositor, does hereby deliver or cause to be delivered to, and deposit with the Trustee, or its designated agent (the “Custodian”), the following documents or instruments with respect to each Mortgage Loan and shall, in accordance with Section 2.16, deliver or caused to be delivered to the Trustee (a “Mortgage File”) so transferred and assigned:

(i)
the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse,” or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

(ii)
the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)
an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse”;

(iv)	an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)	the original or a certified copy of lender’s title insurance policy; and

(vi)	the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Sponsor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Sponsor in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Sponsor, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Sponsor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Sponsor shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Sponsor does not cure such defect or deliver such missing document within such time period, the Sponsor shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

The Servicer shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Servicer shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Servicer shall furnish the Trustee, or its designated agent, with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In the event that any Assignments of Mortgage are not recorded or are improperly recorded, neither the Trustee nor the Servicer shall have any liability for its failure to receive or act on notices not received related to such Assignment of Mortgage.

In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Servicer shall cause to be completed such endorsements in the following form: “Pay to the order of JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse.”

The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement.

The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

The Sponsor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement (in its capacity as Supplemental Interest Trust Trustee). The Depositor, the Sponsor, the Servicer and the Holders of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Interest Rate Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Section 2.02	Acceptance by the Trustee.

The Trustee acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it or the Custodian on its behalf holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it or the Custodian on its behalf holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

The Trustee agrees, for the benefit of the Certificateholders, to review (or cause the Custodian to review) each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to certify (or cause the Custodian to certify) in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (3), (5), (13) and (22) (but only as to whether the Mortgage Loan has a Prepayment Charge) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File, (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording and (v) each Mortgage Note has been endorsed as provided in Section 2.01(i) of this Agreement and each Mortgage has been assigned in accordance with Section 2.01(iii) of this Agreement. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee, upon its notification by the Custodian, if applicable, shall so notify the Sponsor, the Depositor and the Servicer. In addition, upon the discovery by the Sponsor, Depositor, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Sponsor in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

Section 2.03	Repurchase or Substitution of Mortgage Loans by the Sponsor.

(a)  Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Sponsor of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Sponsor and the Servicer of such defect, missing document or breach and request that the Sponsor deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Sponsor was notified of such missing document, defect or breach, and if the Sponsor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Sponsor’s obligation under the Mortgage Loan Purchase Agreement and inform the Sponsor of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day or 150 day period, if the Sponsor shall have commenced to cure such breach within such 120 day or 150 day period, the Sponsor shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Sponsor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Sponsor may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Sponsor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)  [Reserved].

(c)  Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(d)  Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Sponsor substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Sponsor delivering to the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Sponsor, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Sponsor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Sponsor, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Sponsor all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

For any month in which the Sponsor substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Sponsor will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Sponsor the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e)  Upon discovery by the Sponsor, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a “defective obligation” within the meaning of Treasury regulations relating to REMICs, the Sponsor shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Sponsor. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the certifications in the form of Exhibit F-1, Exhibit F-2 and Exhibit F-3 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

Section 2.04	Representations and Warranties of the Sponsor with Respect to the Mortgage Loans.

The Sponsor hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Depositor that as of the Closing Date or as of such other date specifically provided herein:

(a)  The representations and warranties made by the Sponsor pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

(b)  Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor’s obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a “Modified Mortgage Loan”) involved the application of the Sponsor’s underwriting standards or some assessment of the Mortgagor’s ability to repay the Modified Mortgage Loan.

With respect to the representations and warranties set forth in this Section 2.04 that are made to the best of the Sponsor’s knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Depositor, the Sponsor, the Servicer, the Trustee or the Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by the Depositor, the Sponsor, the Servicer, the Trustee or the Custodian of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Sponsor shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Sponsor shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Depositor notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Sponsor set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Depositor and to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

Section 2.05	Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)  The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae, and is an FHA Approved Mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by the FHA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, Freddie Mac or FHA eligibility requirements or which would require notification to any of HUD, Fannie Mae, Freddie Mac or FHA;

(iv)  This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

(v)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)  There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vii)  No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

(viii)  Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

(ix)  The Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Sponsor or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

Section 2.06	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

(i)  This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)  Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Sponsor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)  The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)  The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)  To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)  There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.07	Representations and Warranties of the Sponsor.

The Sponsor hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

(i)  The Sponsor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Sponsor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

(ii)  The Sponsor has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Sponsor’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)  The Sponsor holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Sponsor to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)  The execution, delivery and performance of this Agreement by the Sponsor will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)  No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)  The transactions contemplated by this Agreement are in the ordinary course of the Sponsor’s business.

(vii)  The Sponsor is not insolvent, nor will the Sponsor be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Sponsor aware of any pending insolvency.

(viii)  The Sponsor is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Sponsor’s condition (financial or otherwise) or operations or any of the Sponsor’s properties, or materially and adversely affect the performance of any of its duties hereunder.

(ix)  There are no actions or proceedings against, or investigations of, the Sponsor pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Sponsor from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Sponsor’s performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)  The Sponsor did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)  The Sponsor acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)  The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Sponsor to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

Section 2.08	Covenants of the Sponsor.

(a)  The Sponsor hereby covenants that except for the transfer hereunder, the Sponsor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Sponsor will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Sponsor will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Sponsor; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Properties any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(b)  The Sponsor hereby covenants that neither it nor any Affiliate of the Sponsor will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. Notwithstanding the foregoing, the Sponsor and its Affiliates will be permitted to solicit a Mortgagor if the Sponsor or such Affiliate has received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Mortgage Loan, or the Mortgagor initiates a title search and neither the Servicer nor its Affiliate will be deemed to directly solicit a Mortgagor if the Mortgagor receives marketing materials which are generally disseminated.

Section 2.09	Conveyance of REMIC 1 Regular Interests and REMIC 2 Regular Interests and Acceptance of REMIC 1 and REMIC 2 by the Trustee; Issuance of Certificates and REMIC 3 Regular Interests.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the Regular Certificates, the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest and the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Regular Certificates, the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates (other than the Class B Certificates, the Class CE Certificates and the Class P Certificates), the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Certificates (other than the Class B Certificates, the Class CE Certificates and the Class P Certificates) and the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3

(d)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01 and Section 2.02 and (ii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.10(c), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, the Class A Certificates, the Mezzanine Certificates, the Class B-1 Interest, the Class B-2 Interest, the Class B-3 Interest, the Class B-4 Interest, the Class CE Interest and the Class P Interest.

Section 2.10	Conveyance of Class B-1 Interest and Acceptance of REMIC 4 by the Trustee; Issuance of the Class B-1 Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-1 Interest for the benefit of the holders of the Class B-1 Certificates. The Trustee acknowledges receipt of the Class B-1 Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class B-1 Certificates. The Class R-4 Interest, together with the Class B-1 Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(b)  In exchange for the Class B-1 Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class B-1 Certificates in authorized denominations evidencing (together with the Class R-4 Interest) the entire beneficial ownership interest in REMIC 4.

(c)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.10(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-4 Interest.

Section 2.11	Conveyance of Class B-2 Interest and Acceptance of REMIC 5 by the Trustee; Issuance of the Class B-2 Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-2 Interest for the benefit of the holders of the Class B-2 Certificates. The Trustee acknowledges receipt of the Class B-2 Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class B-2 Certificates. The Class R-5 Interest, together with the Class B-2 Certificates, constitute the entire beneficial ownership interest in REMIC 5.

(b)  In exchange for the Class B-2 Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class B-2 Certificates in authorized denominations evidencing (together with the Class R-5 Interest) the entire beneficial ownership interest in REMIC 5.

(c)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.11(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-5 Interest.

Section 2.12	Conveyance of Class B-3 Interest and Acceptance of REMIC 6 by the Trustee; Issuance of the Class B-3 Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-3 Interest for the benefit of the holders of the Class B-3 Certificates. The Trustee acknowledges receipt of the Class B-3 Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class B-3 Certificates. The Class R-6 Interest, together with the Class B-3 Certificates, constitute the entire beneficial ownership interest in REMIC 6.

(b)  In exchange for the Class B-3 Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class B-3 Certificates in authorized denominations evidencing (together with the Class R-6 Interest) the entire beneficial ownership interest in REMIC 6.

(c)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.12(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-6 Interest.

Section 2.13	Conveyance of Class B-4 Interest and Acceptance of REMIC 7 by the Trustee; Issuance of the Class B-4 Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-4 Interest for the benefit of the holders of the Class B-4 Certificates. The Trustee acknowledges receipt of the Class B-4 Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class B-4 Certificates. The Class R-7 Interest, together with the Class B-4 Certificates, constitute the entire beneficial ownership interest in REMIC 7.

(b)  In exchange for the Class B-4 Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class B-4 Certificates in authorized denominations evidencing (together with the Class R-7 Interest) the entire beneficial ownership interest in REMIC 7.

(c)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 7 (including the Residual Interest therein represented by the Class R-7 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.13(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-7 Interest.

Section 2.14	Conveyance of Class CE Interest and Acceptance of REMIC 8 by the Trustee; Issuance of the Class CE Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest for the benefit of the holders of the Class CE Certificates. The Trustee acknowledges receipt of the Class CE Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class CE Certificates. The Class R-8 Interest, together with the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC 8.

(b)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 8 (including the Residual Interest therein represented by the Class R-8 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.14(a), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-8 Interest.

Section 2.15	Conveyance of Class P Interest and Acceptance of REMIC 9 by the Trustee; Issuance of the Class P Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the holders of the Class P Certificates. The Trustee acknowledges receipt of the Class P Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class P Certificates. The Class R-9 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 9.

(b)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 9 (including the Residual Interest therein represented by the Class R-9 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.15(a), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-9 Interest.

Section 2.16	Conveyance of Class IO Interest and Acceptance of REMIC 10 by the Trustee; Issuance of REMIC 10 Regular Interest SWAP IO.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the holders of REMIC 10 Regular Interest SWAP IO. The Trustee acknowledges receipt of the Class IO Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of REMIC 10 Regular Interest SWAP IO. The Class R-10 Interest, together with REMIC 10 Regular Interest SWAP IO, constitute the entire beneficial ownership interest in REMIC 10.

(b)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 10 (including the Residual Interest therein represented by the Class R-10 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.16(a), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-10 Interest.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01	Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement including, in the case of FHA Loans, if any, taking all actions that a mortgagee is permitted or required to take by the FHA (the “Servicing Standards”).

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) in the case of FHA Loans, affect the FHA Insurance Contract with respect to such Mortgage Loan, (iii) affect adversely the status of any REMIC as a REMIC or (iv) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with a power of attorney substantially in the form of Exhibit P hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Trustee shall have no liability with respect to any misuse of such power of attorney and shall be indemnified by the Servicer for any costs, liabilities or expenses incurred by the Trustee in connection therewith. In connection with any modification pursuant to this Section 3.01, to the extent there are any unreimbursed Advances or Servicing Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

Notwithstanding anything in this Agreement to the contrary, the Servicer shall be prohibited from foreclosing on any Mortgage Loan based on the delinquency status thereof as of the Cut-off Date.

In servicing and administering FHA Loans, if any, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract inure to the Trustee, on behalf of the Certificateholders.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions, the FHA Insurance Contracts, where applicable, and the Certificateholders’ reliance on the Servicer.

The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, which action purports to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge. In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Trustee an Officer’s Certificate substantially in the form of Exhibit N no later than the date on which the Servicer delivers the Remittance Report to the Trustee and the Trustee will make such Officer’s Certificate available on its website to the Class P Certificateholders. If the Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, as soon as possible after the date such Principal Prepayment in full is made, but in no event later than five (5) Business Days from such date, deliver to the Trustee the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Distribution Account for distribution in accordance with the terms of this Agreement.

The Trustee shall make available on its website to the Depositor and the owner of the Class P Certificates, on a monthly basis, a statement setting forth the amounts received with respect to Prepayment Charges.

Section 3.02	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 3.03	Realization Upon Defaulted Mortgage Loans.

In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. In the event that any payment due under any FHA Loan becomes delinquent, the Servicer shall take all such actions as are in the best interests of the Certificateholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicer’s determination that foreclosure is in the best interest of the Certificateholders, commencing foreclosure proceedings. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate.

In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

Section 3.04	Collection Account and Distribution Account.

(a)  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

(iii)  all proceeds from a Final Recovery Determination;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(vi)  all Subsequent Recoveries; and

(vii)  any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13.

Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not Prepayment Charges, and assumption fees need not be deposited by the Servicer in the Collection Account.

(b)  On behalf of the Trust Fund and the Trustee, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by the close of business New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account. Funds in the Distribution Account shall be held uninvested.

(c)  Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)  In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time, in writing pursuant to a certificate of a Servicing Officer, request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

(i)  any Advances, as required pursuant to Section 4.07;

(ii)  any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

(iii)  any Prepayment Charges or amounts in connection with the waiver of such Prepayment Charges, in each case required to be deposited pursuant to Section 3.01;

(iv)  any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.15, 3.16, 3.23 or 4.07; and

(v)  any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer’s own funds, without reimbursement therefor.

(e)  Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

Section 3.05	Permitted Withdrawals From the Collection Account.

The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

(i)  to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

(ii)  to reimburse itself for (x) Advances and Servicing Advances; the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made or (y) any unreimbursed Advances made pursuant to Section 4.07(b) to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

(iii)  to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof and to reimburse itself for such amounts to the extent that such Advances or Servicing Advances have not been reimbursed at the time a Mortgage Loan has been modified;

(iv)  to reimburse itself for any amounts paid pursuant to Section 3.03 (and not otherwise previously reimbursed);

(v)  to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(ii);

(vi)  to pay or reimburse itself or any other party for any amounts payable or paid pursuant to Section 3.26 or Section 6.03 (and not otherwise previously reimbursed); and

(vii)  to clear and terminate the Collection Account upon the termination of this Agreement.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Section 3.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, (viii) to transfer to the Collection Account any insurance proceeds, or (ix) in the case of FHA Loans, for transfer to the Collection Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

Section 3.08	Payment of Taxes, Insurance and Other Charges; Collections There-under.

With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

Section 3.09	Transfer of Accounts.

The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

Section 3.10	Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 3.11	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best’s Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that the surety and the insurer shall endeavor to notify the Trustee within thirty (30) days prior to such policy’s termination or material modification.

Section 3.12	Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer’s Guide. Each year, together with the Annual Statement as to Compliance delivered pursuant to Section 3.19, the Servicer shall cause to be delivered to the Trustee proof of coverage of the Fidelity Bond and Errors and omissions insurance policy and a statement from the surety and insurer that the surety and insurer shall endeavor to notify the Trustee within 30 days prior to such Fidelity Bond’s and errors and omissions insurance policy’s termination or material modification. In the absence of notice from the surety, insurer or Servicer of such termination or material modification, the Trustee shall be under no obligation to take any action to determine whether or not such Fidelity Bond or errors and omission policy has been terminated or materially modified.

Section 3.13	Title, Management and Disposition of REO Property.

(a)  In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

(b)  In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders’ interests.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date in accordance with Section 4.01 and Section 4.02.

Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

Section 3.14	Due-on-Sale Clauses; Assumption and Substitution Agreements.

When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.15	Notification of Adjustments.

On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Rate Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such Mortgage Interest Rate adjustments and the Servicer’s methods of implementing such Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

Section 3.16	Optional Purchases of Mortgage Loans by Servicer.

The Servicer (or an affiliate of the Servicer) may, at its option, repurchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The “Initial Delinquency Date” of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such (i) delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer, without recourse.

Section 3.17	Trustee to Cooperate; Release of Files.

(a)  Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee (or the Custodian as the case may be) two executed copies of a completed “Request for Release” in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee (or the Custodian as the case may be) shall promptly release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

(b)  From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee (or the Custodian, as the case may be) of two executed copies of a “Request for Release” in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse, representation or warranty of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee (or the Custodian, as the case may be) to the Servicer.

(c)  Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer’s certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer’s certificate delivered by the Servicer pursuant to this paragraph.

Section 3.18	Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, customary real estate referral fees or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors.

Section 3.19	Annual Statement as to Compliance.

(a)  The Servicer, at its own expense, will deliver to the Trustee and the Depositor, not later than March 15th of each year commencing in 2007, a Servicing Officer’s certificate in the form attached hereto as Exhibit R-2, stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year (or such shorter period in the case of the first such report) and of performance of such servicer under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)  Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c)  The Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person actually sustains out of third party claims based on the failure of the Servicer or any related Sub-Servicer to deliver or cause to be delivered when required any Annual Statement of Compliance pursuant to this Section 3.19.

Section 3.20	Reports on Assessment of Compliance and Attestation.

(a)  Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 3.22 on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed, pursuant to Section 3.22 (or if such day is not a Business Day, the immediately preceding Business Day), the Servicer, at its own expense, shall deliver to the Depositor, the Trustee and each Rating Agency an officer’s certification and assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the “Assessment of Compliance”), which assessment shall be substantially in the form of Exhibit R-1 hereto. The parties acknowledge and agree that the items indicated as being subject to assessment by each such party on exhibit A to Exhibit R-1 hereto are the items to be assessed by such party as of the Closing Date and that any changes to such allocation of assessment responsibilities will be made by mutual agreement of the parties. Any such changes will not require an amendment of this Agreement.

(b)  Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 3.22 on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed pursuant to Section 3.22 (or if such day is not a Business Day, the immediately preceding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Servicer, the Sponsor or any affiliate thereof), which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee, that attests to and reports on the assessment of compliance provided by the Servicer pursuant to Section 3.20(a) (the “Accountant’s Attestation”). Such Accountant’s Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c)  The Servicer shall cause any subservicer and each subcontractor to deliver, if applicable, with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day) to the Depositor and the Trustee an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R-1 hereto.

(d)  With respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall cause each subservicer and each subcontractor to deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.20(c) above.

(e)  With respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Custodian pursuant to the Custodial Agreement will deliver to the Servicer, the Depositor and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to the Custodian during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R-1 hereto.

(f)  With respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Custodian pursuant to the Custodial Agreement will deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.20(e) above.

(g)  With respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R-1 hereto.

(h)  With respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission, not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.20(g) above.

(i)  The Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person actually sustains arising out of third party claims based on (i) the failure of the Servicer or any related subservicer or subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required of it pursuant to this Section 3.20, as applicable or (ii) any material misstatement contained in any Assessment of Compliance provided on its behalf pursuant to Section 3.20, as applicable.

(j)  The Trustee agrees to indemnify and hold harmless each of the Depositor, the Servicer and each Person, if any, who “controls” the Depositor or the Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person actually sustains arising out of third party claims based on (i) the failure of the Trustee to deliver or cause to be delivered when required any Assessment of Compliance required of it pursuant to Section 3.20 or (ii) any material misstatement contained in any Assessment of Compliance provided on its behalf pursuant to this Section 3.20, as applicable.

(k)  Copies of such Assessments of Compliance and Accountant’s Attestations shall be provided by the Trustee to any Certificateholder, upon request, provided such documents are delivered to the Trustee. The initial Assessments of Compliance and Accountant’s Attestations required pursuant to this Section 3.20 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 15, 2007.

Section 3.21	Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Section 3.22	Periodic Filings.

(a)  The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction of the Depositor and at the expense of the Depositor, provided, that, as set forth on Exhibit S, the Depositor, the Sponsor or the Servicer shall have timely notified the Trustee of an item reportable on a Form 8-K and shall have delivered to the Trustee no later than three Business Days prior to the filing deadline for such Form 8-K, all information, data, and exhibits required to be provided or filed with such Form 8-K in electronic or other such other format reasonably acceptable to the Trustee. To the extent that a Responsible Officer of the Trustee has actual knowledge of an event relating to Items 3.03, 6.02, 6.03 or 6.04 of Form 8-K, the Trustee shall notify the Depositor of such event. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement or what events shall cause a Form 8-K to be required to be filed and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline. The Trustee shall provide a copy of each Form 8-K to each of the Servicer and the Depositor.

Within 15 days after each Distribution Date, the Trustee shall, on behalf of the Trust and in accordance with industry standards, file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 10-D (or other comparable form containing the same or comparable information or other information mutually agreed upon) with, as set forth on Exhibit T, (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto and (2) such other information provided to the Trustee as identified on Exhibit T; provided that such information is provided to the Trustee no later than the first Business Day immediately following the related Distribution Date. Upon the preparation of each Form 10-D filing by the Trustee, such Form 10-D filing shall be submitted to the Servicer. Upon receipt of written notice to the Trustee via electronic mail to absfs@jpmorgan.com (or such other address as notified by the Trustee) from the Servicer that the Form 10-D is ready for filing, the Trustee shall attach to any Form 10-D the signature page of the Servicer (such signature page to have been delivered by the Servicer to the Trustee on the Closing Date) and submit such Form 10-D for filing with the Securities and Exchange Commission. The Trustee shall provide a copy of each Form 10-D to each of the Servicer and the Depositor.

Prior to March 30, 2007 (and, if applicable, prior to March 30 of each subsequent year), the Trustee shall, on behalf of the Trust and in accordance with industry standards, prepare and file with the Securities and Exchange Commission via EDGAR a Form 10-K with respect to the Trust Fund. As set forth on Exhibit U, such Form 10-K shall include as exhibits, each annual statement of compliance required to be delivered pursuant to Section 3.19 and each Accountant’s Attestation and Assessment of Compliance required to be furnished pursuant to Section 3.20, in each case to the extent they have been timely delivered to the Trustee (or the Depositor, in the case of the Trustee’s Assessment of Compliance). Upon being directed to execute the 10-K by the Depositor, the Servicer will cause its senior officer in charge of securitization to execute the certification, in the form attached hereto as Exhibit O-1 (the “Form 10-K Certification”) required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and the Trustee shall file the same with the Securities and Exchange Commission prior to March 30, 2007 (and, if applicable, prior to March 30 of each year). In connection therewith, the Trustee shall sign a certification (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor and the Servicer and their officers, directors and affiliates regarding certain aspects of the Form 10-K Certification. To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Trustee prior to March 30, the Trustee shall, on behalf of the Trust and at the expense of the party required to deliver such information or exhibits, file one or more amended Form 10-Ks to include such missing information or exhibits promptly after receipt thereof by the Trustee.

Promptly following the first date legally permissible under applicable regulations and interpretations of the Securities and Exchange Commission, the Trustee shall, on behalf of the Trust and in accordance with industry standards, file with the Securities and Exchange Commission via EDGAR a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Each of the Depositor and the Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file the reports with the Securities and Exchange Commission as set forth in this Section.  The Trustee shall have no responsibility to file any items with the Securities and Exchange Commission other than those specified in this section and the Servicer, upon being directed to do so by the Depositor, shall execute any and all Form 8-Ks, 10-Ds and 10-Ks required hereunder. All materials provided to the Trustee relating to the Form 8-Ks, 10-Ds and 10-Ks required hereunder shall be provided in electronic format compatible with the EDGAR system, which may be in Microsoft Word. To the extent that (i) no notice is provided to the Trustee of events or information reportable in any Form 8-K, (ii) no notice is provided of events or information reportable in any Form 10-D by the first Business Day after the related Distribution Date or (iii) no notice is provided of events or information reportable in any Form 10-K by March 15 of each year, in each case the Trustee shall without further notice conclude that there is no event or information to be reported. Notwithstanding anything set forth herein, the Servicer will not be responsible for the filing of any Form 8-K, Form 10-K or Form 10-D filed on behalf of the Trust (including but not limited to the timing of any filing or completeness of such filings) and neither the Servicer nor the Trustee will be responsible for determining whether the content of any Form 8-K or Form 10-D filed on behalf of the Trust is accurate or correct (unless (x) in the case of the Servicer, such information is contained in the Remittance Report or otherwise specific to the Servicer, in which case the Servicer will be responsible for making such a determination and (y) in the case of the Trustee, such information is provided by or otherwise specific to the Trustee, in which case the Trustee will be responsible for making such a determination).

(b)  The Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee’s failure to deliver the certification (in the form attached hereto as Exhibit O-2) pursuant to Section 3.22(a) or any material misstatement in such certification, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses actually incurred and arising out of the Servicer’s breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and Affiliates, then the Trustee shall contribute to the amount paid or payable by the Servicer, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and Affiliates on the one hand and the Trustee on the other.

(c)  The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Servicer’s failure to sign and deliver either the Form 10K Certification or the Form 10-K within the time frame provided in Section 3.22(a) and for any material misstatement in the Form 10-K Certification, other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee’s breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, the Depositor and their respective officers, directors and Affiliates, then the Servicer shall contribute to the amount paid or payable by the Trustee or the Depositor, as applicable, its respective officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Trustee or the Depositor, as applicable, its respective officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Trustee or the Depositor, as applicable, and its respective officers, directors and Affiliate on the one hand and the Servicer on the other.

(d)  If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.22, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.22 in order to comply with such amended reporting requirements and such amendment of this Section 3.22. Any such amendment shall be made in accordance with the first paragraph of Section 11.01 without the consent of the Certificateholders and without the requirement to deliver notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency. Such Amendment may result in the reduction of the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Servicer and the Trustee shall be obligated to enter into any amendment pursuant to this Section 3.22 that adversely affects its obligations and immunities under this Agreement.

(e)  In filing any Monthly Form 8-K or Form 10-K, the Trustee shall not undertake any analysis of, and shall have no responsibility for, any financial information, accountant’s report, certification or other matter contained therein, except for computations performed by the Trustee and reflected in the statement set forth in Section 4.06(a) hereof.

(f)  The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.22.

(g)  Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any such executed report, statement or information.

(h)  The obligations set forth in paragraphs (a) and (b) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee, solely at the Depositor’s prior written direction and expense, shall recommence preparing and filing reports on Form 10-K and 10-D as required pursuant to this Section 3.22 and the parties hereto shall again have the obligations set forth in this Section.

(i)  For so long as reports are required to be filed with the Securities and Exchange Commission under the Exchange Act with respect to the Trust, each of the Depositor, the Trustee, the Servicer and the Sponsor shall notify the Depositor and the Trustee in writing of any litigation or proceeding that would be material to Certificateholders pending against such notifying person (or, in the case of the Servicer, against the Servicer or any Subservicer engaged by it), or, with respect to the Depositor, the Trustee and the Sponsor, any affiliations or relationships (other than in the ordinary course of business) that develop following the Closing Date between such notifying person (or, in the case of the Servicer, between the Servicer or any Subservicer engaged by it) and any other party hereto, that may have to be reported on a Form 10-K or Form 10-D with respect to the Trust.

Section 3.23	Obligations of the Servicer in Respect of Compensating Interest.

Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) 50% of its aggregate Servicing Fee received in the related Collection Period. Compensating Interest shall be applied to offset any Prepayment Interest Shortfalls on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Relief Act Interest Shortfalls.

Section 3.24	Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

Section 3.25	Investment of Funds in the Collection Account and the Distribu-tion Account.

(a)  The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.25, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

(c)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

Section 3.26	Liability of Servicer; Indemnification.

(a)  Subject to clause (b) below and Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Sponsor, the Depositor and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Trustee, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement, the termination of the Servicer or the Trustee and the payment of the outstanding Certificates.

(b)  None of the Depositor, the Sponsor, the Servicer, or any of the directors, officers, employees or agents of the Depositor, the Sponsor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Sponsor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

The Depositor, the Servicer, the Sponsor and any director, officer, employee or agent of the Depositor, the Sponsor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the Sponsor, and any director, officer, employee or agent of the Depositor, the Sponsor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the Sponsor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Sponsor or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

Section 3.27	Reports of Foreclosure and Abandonment of Mortgaged Properties.

On or before the last day of February of each year beginning in 2007, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer’s Certificate certifying its compliance with this Section 3.27 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

Section 3.28	Protection of Assets.

(a)  Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1) borrow money or issue debt;

(2) merge with another entity, reorganize, liquidate or sell assets; or

(3) engage in any business or activities.

(b)  Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

Section 3.29	Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Net WAC Rate Carryover Reserve Account, JPMorgan Chase Bank, National Association, as Trustee, in trust for the registered Holders of 2006-CB3 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates, the Mezzanine Certificates or the Class B Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.02(B)(vi), rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, and shall distribute such amounts to the Holders of the Class A Certificates, the Mezzanine Certificates and/or the Class B Certificates in the amounts and priorities set forth in Section 4.02.

For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts paid to the Net WAC Rate Carryover Reserve Amount by the Cap Contracts) shall be treated as amounts distributed by REMIC 8 to the Holders of the Class CE Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Trust and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates, the Mezzanine Certificates or the Class B Certificates of Net WAC Rate Carryover Amounts shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

For federal tax return and information reporting, the value of the right of Class A Certificates, the Mezzanine Certificates and the Class B Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be zero.

Section 3.30	Advance Facility.

(a)  The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 3.30(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(b)  If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 3.30(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.05 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.05 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.05 hereof to the extent permitted under Section 3.30(e) below.

(c)  Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.05 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.05 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Distribution Account pursuant to Section 3.04(b) hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.05 hereof. Without limiting the foregoing, none of the Trustee or the Certificateholders shall have any right to set off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)  [Reserved].

(e)  As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

(f)  For purposes of any Officer’s Certificate of the Servicer made pursuant to Section 4.07(d), any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

(g)  Any amendment to this Section 3.30 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.30, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

ARTICLE IV

FLOW OF FUNDS

Section 4.01	Interest Distributions.

On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount to the extent on deposit therein and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely):

(i)  to the Trustee, the Trustee Fee for such Distribution Date;

(ii)  concurrently, to the Holders of each Class of Class A Certificates, on a pro rata basis based on the entitlement of each such Class, the applicable Accrued Certificate Interest for such Distribution Date;

(iii)  concurrently, to the Holders of each Class of Class A Certificates, on a pro rata basis based on the entitlement of each such Class, the applicable Interest Carry Forward Amount for the Class A Certificates;

(iv)  sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in an amount equal to the Accrued Certificate Interest on each such Class for such Distribution Date; and

(v)  any remaining Interest Remittance Amount applied as Monthly Excess Cashflow Amounts as set forth under Section 4.02(B) below.

With respect to any distributions to be made on the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates or the Class B-4 Certificates pursuant to this Section 4.01, such distributions will be made first, on the related Class B Interest and then, on the related Class of Certificates.

Section 4.02	Distributions of Principal, Monthly Excess Cashflow Amounts, Net WAC Rate Carryover Amounts and Net Swap Payments.

(A)  Distributions of Principal:

I.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Remittance Amount will be made in the following order of priority to the extent available:

(a) to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(b) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

II.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Remittance Amount shall be made in the following order of priority to the extent available:

(a) to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), in an amount equal to the Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

(b) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in an amount equal to the related Subordinate Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, to the Holders of the Class AV-1, the Class AV-2, the Class AV-3 and the Class AV-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine and Class B Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class.

(B)  On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

(i)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Deficiency, distributable as part of the Principal Remittance Amount;

(ii)  beginning with the Distribution Date in March 2026, if the aggregate Principal Balance of the Mortgage Loans with original terms to maturity of greater than 30 years exceeds the Overcollateralization Amount for such Distribution Date, sequentially, to the Holders of the Class A Certificates (on a pro rata basis based on the Certificate Principal Balance of each such Class), the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, in that order, as distributions of principal in reduction of the Certificate Principal Balances thereof, until the aggregate Principal Balance of the Mortgage Loans with original terms to maturity of greater than 30 years is equal to or less than the Overcollateralization Amount for such Distribution Date;

(iii)  sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, first, to fund the Interest Carry Forward Amount, if any, for each such Class and second, to fund the related Realized Loss Amortization Amount for each such Class for such Distribution Date;

(iv)  to the Net WAC Rate Carryover Reserve Account to fund the amount of any Net WAC Rate Carryover Amount;

(v)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(vi)  to the Holders of the Class CE Certificates, (a) the Accrued Certificate Interest for such Distribution Date and (b) on any Distribution Date on which the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Fixed Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(vii)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(viii)  any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest, the Class R-4 Interest, the Class R-5 Interest, the Class R-6 Interest, the Class R-7 Interest, the Class R-8 Interest, the Class R-9 Interest and the Class R-10 Interest, as applicable).

With respect to any distributions to be made on the Class B Certificates, the Class CE Certificates and the Class P Certificates pursuant to this Section 4.02, such distributions will be made first, on the related Class B Interest, Class CE Interest or Class P Interest, as applicable, and then, on the related Class of Certificates.

Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.04(a) shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.03. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.03. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(C)  On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.01) shall be allocated to the Class P Certificates.

(D)  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

(i)  concurrently, to each Class of Class A Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount remaining for each such Class; and

(ii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to the extent of any remaining Net WAC Rate Carryover Amount for such Class.

(E)  On each Distribution Date, after making the distributions of the Available Funds, the Monthly Excess Cashflow Amount and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement not due to a Swap Provider Trigger Event;

(iii)  concurrently, to each Class of Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

(iv)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

(v)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any remaining Overcollateralization Deficiency Amount after taking into account distributions made pursuant to Section 4.02(B)(i), in the manner and the priority set forth in Section 4.02(A);

(vi)  sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Monthly Excess Cashflow Amount;

(vii)  concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(viii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(ix)  any remaining amounts to the Holders of the Class C Certificates.

Section 4.03	Allocation of Losses.

(a)  All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to the Accrued Certificate Interest on the Class CE Certificates as provided in Section 1.03 (after the allocation thereto of any Prepayment Interest Shortfalls or Relief Act Interest Shortfalls as provided in Section 1.03); second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and twelfth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate or a Class B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.

(b)  With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC 1 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-40-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

(c)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest LT2AA and REMIC 2 Regular Interest LT2ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA and REMIC 2 Regular Interest LT2ZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2B4 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2B2 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2B1 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M6 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M6 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M5 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M5 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M4 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M4 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M3 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M3 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M2 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M2 has been reduced to zero and twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2M1 and REMIC 2 Regular Interest LT2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2M1 has been reduced to zero.

(d)  Special Hazard Losses will be allocated as set forth in (a) above; provided, however, that if Special Hazard Losses exceed the greatest of (i) 1.00% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) the product (a) two (b) the Principal Balance of the Mortgage Loan with the largest Principal Balance and (iii) the aggregate Principal Balance of the Mortgage Loans located within the largest zip-code concentration in California, such excess Special Hazard Losses will be allocated among the Class B Certificates and the Mezzanine Certificates on a pro rata basis based on the Certificate Principal Balance of each such Class.

Section 4.04	Method of Distribution.

The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates the aggregate initial Certificate Principal Balance or Notional Amount of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

Section 4.05	Distributions on Book-Entry Certificates.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Servicer or the Sponsor shall have any responsibility therefor except as otherwise provided by applicable law.

Section 4.06	Statements.

(a)  On each Distribution Date, based, as applicable, on the Mortgage Loan information contained in the Remittance Report, the Trustee shall make available on its website at for access by each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date:

(i)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates (other than the Residual Certificates) allocable to principal or reduction of Notional Amount, separately identified and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.01);

(ii)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates (other than the Class P Certificates and the Residual Certificates) allocable to interest, separately identified;

(iii)  the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency, the Targeted Overcollateralization Amount and the Monthly Excess Interest Amount as of such Distribution Date;

(iv)  the fees and expenses of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v)  the aggregate amount of Advances for the related Collection Period (including the general purpose of such Advances to the extent such information is provided to the Trustee by the Servicer);

(vi)  the Pool Balance at the close of business at the end of the related Collection Period;

(vii)  the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

(viii)  the number and aggregate unpaid Principal Balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(ix)  with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(x)  the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

(xi)  the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)  the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

(xiii)  the Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates (other than the Residual Certificates), after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

(xiv)  the Accrued Certificate Interest in respect of each Class of Class A Certificates, Mezzanine Certificates and Class B Certificates for such Distribution Date, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date and the amount of any Net WAC Rate Carryover Amounts;

(xv)  the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

(xvi)  the Net WAC Rate Carryover Amounts distributed on such Distribution Date and the amounts remaining after giving effect to distributions thereof on such Distribution Date;

(xvii)  whether a Stepdown Date or Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

(xviii)  the Available Funds;

(xix)  the rate at which interest accrues for each Class of Certificates for such Distribution Date;

(xx)  the Liquidation Report for such Distribution Date;

(xxi)  the aggregate Principal Balance of Mortgage Loans purchased by the Servicer or Sponsor during the related Collection Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

(xxii)  the amount of any Net Swap Payments or Swap Termination Payments; and

(xxiii)  the applicable Record Date, Interest Accrual Period and any other applicable determination dates for calculating distributions for such Distribution Date.

The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

Parties that are unable to use www.jpmorgan.com/sfr are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (877) 722-1095 and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b)  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xv) and (xx) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)  On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Residual Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

Section 4.07	Remittance Reports; Advances.

(a)  On the second Business Day following each Determination Date but in no event less than four Business Days prior to the related Distribution Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Servicer and the Trustee containing the information set forth in such Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably request or order in order for the Trustee to perform the calculations necessary to make the distributions contemplated by Section 4.01, 4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.06. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee and other than the portion of the Monthly Payment representing principal on any second lien Mortgage Loan), due during the related Collection Period in respect of the Actuarial Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of only the interest portion of the Monthly Payments (net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan.

On or before the close of business New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. In addition, the Servicer shall have the right to reimburse itself for any Advances previously made from the Collection Account, to the extent of funds held therein for future distribution. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before the next Distribution Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)  The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until the earlier of such time as such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

(d)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor and the Trustee.

Section 4.08	REMIC Distributions.

(a)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)  to Holders of each of REMIC 1 Regular Interest I and REMIC 1 Regular Interest I-1-A through I-40-B, on a pro rata basis, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to the REMIC 1 Regular Interest I and then to REMIC 1 Regular interests I-1-A through I-40-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests; and

(iii)  to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)  to the Holders of REMIC 2 Regular Interest LT2IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to Holders of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3, REMIC 2 Regular Interest LT2B4 and REMIC 2 Regular Interest LT2ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2ZZ shall be reduced and deferred when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT2ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2ZZ shall be increased by such amount;

(iii)  to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(b) 2.00% of such remainder, first, to the Holders of REMIC 2 Regular Interest LT2AV1, REMIC 2 Regular Interest LT2AV2, REMIC 2 Regular Interest LT2AV3, REMIC 2 Regular Interest LT2AV4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2B1, REMIC 2 Regular Interest LT2B2, REMIC 2 Regular Interest LT2B3 and REMIC 2 Regular Interest LT2B4, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero; and second, to the Holders of REMIC 2 Regular Interest LT2ZZ until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest)

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LT2AA and (ii) REMIC 2 Regular Interest LT2ZZ, respectively.

Notwithstanding the distributions pursuant to this Section 4.08, distribution of funds shall be made only in accordance with Section 4.01 and Section 4.02.

(c)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 4 on account of the Class B-1 Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-4 Interest), as the case may be:

(i)  to the Holders of the Class B-1 Interest, in an amount equal to (A) the Accrued Certificate Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the Holders of the Class B-1 Interest, until the Certificate Principal Balance of the Class B-2 Interest is reduced to zero.

(d)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 5 on account of the Class B-2 Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-5 Interest), as the case may be:

(i)  to the Holders of the Class B-2 Interest, in an amount equal to (A) the Accrued Certificate Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the Holders of the Class B-2 Interest, until the Certificate Principal Balance of the Class B-2 Interest is reduced to zero.

(e)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 6 on account of the Class B-3 Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-6 Interest), as the case may be:

(i)  to the Holders of the Class B-3 Interest, in an amount equal to (A) the Accrued Certificate Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the Holders of the Class B-3 Interest, until the Certificate Principal Balance of the Class B-3 Interest is reduced to zero.

(f)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 7 on account of the Class B-4 Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-7 Interest), as the case may be:

(i)  to the Holders of the Class B-4 Interest, in an amount equal to (A) the Accrued Certificate Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the Holders of the Class B-4 Interest, until the Certificate Principal Balance of the Class B-4 Interest is reduced to zero.

(g)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 8 on account of the Class CE Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-8 Interest), as the case may be:

(i)  to the Holders of the Class CE Interest, in an amount equal to the Accrued Certificate Interest for such Distribution Date; and

(ii)  on the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates has been reduced to zero, to the Holders of the Class CE Interest, until the Certificate Principal Balance of the Class CE Interest is reduced to zero.

(h) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 9 on account of the Class P Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-9 Interest), as the case may be:

(i)  to the Holders of the Class P Interest, in an amount equal to 100% of the amount paid in respect of Prepayment Charges; and

(ii)  on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, to the Holders of the Class P Interest, until $100 has been distributed pursuant to this clause.

(i) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 10 on account of the Class IO Interest or withdrawn from the Distribution Account and distributed to the Holders of the Class R-X Certificates (in respect of the Class R-10 Interest), as the case may be, to the Holders of the Class IO Interest, in an amount equal to 100% of the amounts received in respect of the Class IO Interest.

Section 4.09	Swap Account.

(a)  On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee, who initially, shall be the Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, “Swap Account, JPMorgan Chase Bank, National Association, as Trustee, in trust for the registered Holders of 2006-CB3 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b)  On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds received by it from the Servicer with respect to the Mortgage Loans prior to the determination of Available Funds with respect to such Distribution Date. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC 10 Regular Interest SWAP IO to the extent of the amount distributable on REMIC 10 Regular Interest SWAP IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c)  It is the intention and direction of the Sponsor that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention and direction of the Sponsor to the other parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust.

(d)  To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e)  The Trustee shall treat the Holders of Certificates (other than the Class CE Certificates, Class P Certificates and Residual Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class CE Certificates, Class P Certificates and Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 2 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Rate Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding Certificate Principal Balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE Certificates, Class P Certificates and Residual Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code. However, any payment from the Certificates (other than the Class CE Certificates, Class P Certificates and Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders pursuant to the notional principal contract. Thus, each Certificate (other than the Class CE Certificates, Class P Certificates and Residual Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 2, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  The Trustee shall, at the written direction of the Sponsor, enforce all of the Trustee’s rights and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), the Trustee shall, at the written direction of the Sponsor, appoint a replacement counterparty to enter into a replacement swap agreement. The Trustee shall have no responsibility with regard to the selection of a replacement swap provider or the negotiation of a replacement swap agreement. Any Swap Termination Payment received by the Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider.

Section 4.10	Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Floating Rate Certificate and Fixed Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee shall account for payments to each Floating Rate Certificate and Fixed Rate Certificate as follows: each such Certificate shall be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in a Swap Payment owed to the Swap Provider), shall be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Floating Rate Certificate or Fixed Rate Certificate.

The REMIC regular interest corresponding to a Floating Rate Certificate or Fixed Rate Certificate shall be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Rate Cap computed for this purpose by limiting the Base Calculation Amount (as set forth in the Interest Rate Swap Agreement) to the aggregate Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment shall be treated as being payable solely from Monthly Excess Cashflow Amount. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Floating Rate Certificate or Fixed Rate Certificate may exceed the actual amount of distributions on such Certificates.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.

Each of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates, the Class CE Certificates, the Class P Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar (or notional amount) denomination of $25,000 and integral multiples of $1 in excess thereof. The Class CE, Class P and Residual Certificates are issuable only in minimum Percentage Interests of 10%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates, the Mezzanine Certificates and the Class B Certificates shall be Book-Entry Certificates. The Class CE, Class P and Residual Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

Section 5.02	Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)  Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.

(c)  If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, in the case of (ii) above, or the Sponsor’s expense, in the case of (i) and (iii) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)  Except with respect to (a) the initial transfer of the Private Certificates by the Depositor, (b) the transfer of a Class CE or Class P Certificate to the issuer under any Indenture or the indenture trustee under any Indenture and (c) a transfer of any such Class CE or Class P Certificate from the issuer under any Indenture or the indenture trustee under any Indenture, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, if the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-1) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor.

If a transfer of an Ownership Interest in the Private Certificates is to be made without registration under the 1933 Act (other than in connection with (a) the initial transfer of the Private Certificates by the Depositor, (b) the transfer of a Class CE or Class P Certificate to the issuer under the Indenture or the indenture trustee under the Indenture and (c) a transfer of any such Class CE or Class P Certificate from the issuer under the Indenture or the indenture trustee under the Indenture) then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer and a certificate from such Certificateholder’s prospective transferee (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder’s prospective transferee shall be deemed to have represented such certification), to the effect that, among other things, the transfer is being made to a qualified institutional buyer as defined in Rule 144A under the Securities Act in accordance with Rule 144A or in the manner set forth above and in the form of a Definitive Certificate. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

If any Certificate Owner that is required under this Section 5.02(d) to transfer its Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Trustee of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Trustee shall decrease the balance of such Book-Entry Certificates or, the Trustee shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Trustee shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

Subject to the provisions of this Section 5.02(d) governing registration of transfer and exchange, Private Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A under the 1933 Act to one or more “qualified institutional buyers” that are acquiring such Definitive Certificates for their own accounts or for the accounts of other “qualified institutional buyers” and (ii) held as Definitive Certificates by a “qualified institutional buyer” for its own account or for the account of another “qualified institutional buyer” may be exchanged for Book-Entry Certificates, in each case upon surrender of such Private Certificates for registration of transfer or exchange at the offices of the Trustee maintained for such purpose. Whenever any such Private Certificates are so surrendered for transfer or exchange, either the Trustee shall increase the balance of the related Book-Entry Certificates or the Trustee shall execute, authenticate and deliver the Book-Entry Certificates for which such Private Certificates were transferred or exchanged, as necessary and appropriate. No Holder of Definitive Certificates other than a “qualified institutional buyer” holding such Certificates for its own account or for the account of another “qualified institutional buyer” may exchange such Private Certificates for Book-Entry Certificates. Further, any Certificate Owner of a Book-Entry Certificate other than any such “qualified institutional buyers” shall notify the Trustee of its status as such and shall transfer such Book-Entry Certificate to the Trustee, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Trustee of such Book-Entry Certificate by the Depository, (which surrender the Trustee shall use reasonable efforts to cause to occur), the Trustee shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

No transfer of an ERISA Restricted Certificate (other than in connection with (a) the initial transfer of the Private Certificates by the Depositor, (b) the transfer of a Class CE or Class P Certificate to the issuer under the Indenture or the indenture trustee under the Indenture and (c) a transfer of any such Class CE or Class P Certificate from the issuer under the Indenture or the indenture trustee under the Indenture) shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of a Residual Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA and the Code and will not subject the Servicer, the Trustee or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, the representation in (i) or (ii) shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA in violation of this paragraph as described above shall be void and of no effect.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of Certificate (other than an ERISA Restricted Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Underwriters’ Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under (I) for a Class A Certificate, one of either PTCE 95-60, 84-14, 96-23, 90-1 or 91-38 and (II) for a Mezzanine Certificate or a Class B Certificate, PTCE 95-60.

Each beneficial owner of a Mezzanine Certificate or a Class B Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a benefit plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

(ii)  No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)  In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)  Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

(e)  No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04	Persons Deemed Owners.

The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and Section 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05	Appointment of Paying Agent.

The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and Section 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

ARTICLE VI

THE SPONSOR, THE SERVICER AND THE DEPOSITOR

Section 6.01	Liability of the Sponsor, the Servicer and the Depositor.

The Sponsor and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Sponsor or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Sponsor, the Servicer or the Depositor.

Any entity into which the Sponsor, the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Sponsor, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Sponsor, the Servicer or the Depositor, shall be the successor of the Sponsor, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

Section 6.03	Limitation on Liability of the Servicer and Others.

Neither the Servicer, the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or the Depositor or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer, the Depositor and any director or officer or employee or agent of the Servicer or the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Depositor and any director or officer or employee or agent of the Servicer or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer or the Depositor shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer and the Depositor solely in their capacities as Servicer and Depositor hereunder and in no other capacities.

Section 6.04	Servicer Not to Resign.

Subject to the provisions of Section 7.01 and the second paragraph of Section 7.02, Section 6.02 and the second paragraph of this Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

Notwithstanding anything to the contrary which may be set forth above, the Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

Section 6.05	Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.

ARTICLE VII

DEFAULT

Section 7.01	Servicer Events of Termination.

(a)  If any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i)  (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

(ii)  The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)  The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)  The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)  The aggregate amount of cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
April 2009 through March 2010	3.65%
April 2010 through March 2011	5.80%
April 2011 through March 2012	7.10%
April 2012 and thereafter	8.70%

(b)  Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer and the Trustee, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Sponsor. On or after the receipt by the Servicer and the Trustee of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the successor Servicer of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

Section 7.02	Trustee to Act; Appointment of Successor.

(a)  Within 90 days of the time the Servicer and the Trustee receives a notice of termination or resignation pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

(b)  Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

Section 7.03	Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

Section 7.04	Notification to Certificateholders.

(a)  On any termination or appointment of a successor the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b)  No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

Section 7.05	Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01	Duties of Trustee.

The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the waiver or curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specified herein; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Sponsor or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  prior to the occurrence of a Servicer Event of Termination, and after the waiver or curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)  the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)  the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the applicable Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except with respect to the Trustee during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account and to the extent set forth herein.

Section 8.02	Certain Matters Affecting the Trustee.

(a)  Except as otherwise provided in Section 8.01:

(i)  the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  prior to the occurrence of a Servicer Event of Termination and after the waiver or curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)  the Trustee shall not be accountable, shall have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

(vii)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

(viii)  the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)  The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Cap Contract on the Closing Date and thereafter on behalf of the Holders of the Mezzanine Certificates. The Sponsor, the Depositor, the Servicer and the Holders of the Mezzanine Certificates by their acceptance of such Certificates, acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Contract and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Sponsor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Trustee and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Sponsor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

Section 8.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Sponsor, the Servicer, the Depositor or their Affiliates.

Section 8.05	Sponsor to Pay Trustee Fees and Expenses.

The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself its fees in an aggregate amount equal to the Trustee Fee pursuant to Section 4.01 and, to the extent the Interest Remittance Amount is at any time insufficient for such purpose, the Sponsor shall pay such fees as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Sponsor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from such party’s negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. Notwithstanding any other provision of this Agreement, including Section 2.03(a) and Section 2.04, to the contrary, the Sponsor covenants and agrees to indemnify the Trustee and its respective officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement (including, without limitation, the last paragraph of Section 2.01), the Certificates or incurred in connection with the administration of the Trust, other than with respect to a party, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of such party in the performance of their respective duties hereunder or by reason of such party’s reckless disregard of obligations and duties hereunder; provided, that the foregoing exclusion shall not apply with respect to any indemnification obligation to the Trustee hereunder relating to the last paragraph of Section 2.01 hereof. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, to the extent not paid by the Sponsor pursuant to this Section, by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) incurred by the Trustee or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under this Agreement or by reason of the reckless disregard of the Trustee’s obligations and duties under this Agreement; provided, that the foregoing exclusion shall not apply with respect to any indemnification obligation to the Trustee hereunder relating to the last paragraph of Section 2.01 hereof. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

Section 8.06	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a Department of Housing and Urban Development and Federal Housing Administration approved mortgagee, an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P and a long term debt rating of at least A1 or better by Moody’s, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07	Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee and any expenses incurred by the Trustee in connection with such removal shall be reimbursed to it by the Majority Certificateholders promptly upon demand therefor; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08	Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

Section 8.09	Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11	Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.

(a)  All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)  The Trustee shall afford the Sponsor, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Sponsor, the Servicer, the Depositor and such Certificateholder and shall make available to the Sponsor, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Sponsor, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13	Suits for Enforcement.

In case a Servicer Event of Termination or other default by the Servicer or the Sponsor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.16	Compliance with National Housing Act of 1934.

In performing its duties hereunder with respect to FHA Loans, if any, the Trustee shall comply with all requirements of the National Housing Act of 1934, as amended.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01	REMIC Administration.

(a)  REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)  The Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

(d)  The Trustee shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)  The Holder of the Residual Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

(f)  The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)  Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

(h)  The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

(j)  Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)  On or before April 15th of each calendar year beginning in 2007, the Servicer shall deliver to the Trustee and each Rating Agency an Officers’ Certificate stating the Servicer’s compliance with the provisions of this Section 9.01.

(l)  The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

Section 9.02	Prohibited Transactions and Activities.

Neither the Sponsor, the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 9.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificates against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01	Termination.

(a)  The respective obligations and responsibilities of the Sponsor, the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Servicer or an Affiliate of the Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The Servicer or an Affiliate of the Servicer may, at its option, terminate the Mortgage Loans in the Trust Fund and retire the Class A Certificates, the Mezzanine Certificates and the Class B Certificates on the next succeeding Distribution Date upon which the current Pool Balance is 10% or less than the Pool Balance as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, unpaid Servicing Fees allocable to such Mortgage Loans and Swap Termination Payment payable to the Swap Provider and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the “Termination Price”).

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

Any such purchase shall be accomplished by delivery to the Trustee for deposit into the Distribution Account as part of Available Funds on the Determination Date before such Distribution Date of the Termination Price.

(b)  Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and Section 4.02 for such Distribution Date.

(d)  In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and such Certificateholders shall look to the Residual Certificateholders for payment.

Section 10.02	Additional Termination Requirements.

(a)  In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each REMIC prepared and delivered to it by the terminating party or its designee and shall specify such date in the final federal income tax return of each REMIC;

(ii)  After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

(iii)  At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of the Class A Certificates and (ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, the related Certificate Principal Balance, as applicable, plus one month’s interest thereon at the applicable Pass-Through Rate, (B) to the Class CE Certificates in respect of the Class CE Interest, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining REMIC Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R and Class R-X Certificateholders, all cash on hand in respect of the related REMIC or REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

(b)  By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.

This Agreement may be amended from time to time by the Sponsor, the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend the provisions of Section 3.22, (iv) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (v) to comply with any rules of the Securities and Exchange Commission coming into effect following the date hereof which apply to the Certificates or (vi) to comply with Regulation AB; provided, however, that any such action listed in clause (i) through (iv) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

In addition, this Agreement may be amended from time to time by Sponsor, the Depositor, the Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates or the Swap Provider; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the Swap Provider (as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Sponsor or the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Sponsor and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.

Notwithstanding anything to the contrary in this Section 11.01, no amendment shall be permitted that adversely affects in any respect the rights and interests hereunder of the Swap Provider (as evidenced by an Opinion of Counsel delivered to the Servicer and the Trustee) without the prior written consent of the Swap Provider.

Section 11.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws (without regard to the conflicts of laws provisions thereof). With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 11.05	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Sponsor, Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York, Attention: Director - Mortgage Finance (telecopy number (212) 850-7760), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Sponsor, (b) in the case of the Trustee, JPMorgan Chase Bank, National Association, 4 New York Plaza, 6th Floor, New York, New York 10004, Attn: Worldwide Securities Services/Structured Finance Services—Citigroup C-BASS 2006-CB3, or such other address as may hereafter be furnished to the Depositor, the Sponsor and the Servicer in writing by the Trustee, (c) in the case of the Depositor, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013 Attention: Mortgage Finance, or such other address as may be furnished to the Sponsor, the Servicer and the Trustee in writing by the Depositor, and (d) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure, or such other address as may be furnished to the Sponsor, the Depositor and the Trustee in writing by the Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.08	Notice to the Rating Agencies.

(a)  Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

(i)  any material change or amendment to this Agreement;

(ii)  the occurrence of any Servicer Event of Termination that has not been cured or waived;

(iii)  the resignation or termination of the Servicer or the Trustee;

(iv)  the final payment to Holders of the Certificates of any Class;

(v)  any change in the location of any Account; and

(vi)  if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(vii)  In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

(A) each annual statement as to compliance described in Section 3.19 hereof;

(B) each annual independent public accountants’ servicing report described in Section 3.20 hereof; and

(C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Managing Director, Residential Mortgage-Backed Securities; Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage-Backed Securities; Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group; and Dominion Bond Rating Service, Inc., 55 Broadway, New York, New York 10006, Attention: Michael Nelson.

Section 11.09	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 11.10	Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 11.11	Acts of Certificateholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Sponsor and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 11.12	Compliance with Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.19, 3.20 and 3.22 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of such information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

IN WITNESS WHEREOF, the Sponsor, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor

By: /s/ Matt Bollo
Name: Matt Bollo
Title: Assistant Vice President

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as Sponsor

By: /s/ Stephanie Sparvero
Name: Stephanie Sparvero
Title: Vice-President

LITTON LOAN SERVICING LP, as Servicer

By: /s/ Janice McClure
Name: Janice McClure
Title: Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Ashia N. Miller
Name: Ashia N. Miller
Title: Trust Officer

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of March, 2006 before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of Citigroup Mortgage Loan Trust Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of March 2006 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Credit-Based Asset Servicing and Securitization LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of March 2006 before me, a notary public in and for said State, personally appeared ____________, known to me to be a _____________ of JPMorgan Chase Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_________________________
Notary Public

STATE OF TEXAS	)
	)	ss.:
COUNTY OF HARRIS	)

On the ___ day of March 2006 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _____________ of Litton Loan Servicing LP, a Delaware limited partnership, that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________
Notary Public- State of Texas

EXHIBIT A-1

FORM OF CLASS AV-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS AV-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class AV-1 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QU 1
Original Class Certificate Principal Balance of the Class AV-1 Certificates as of the Closing Date:  $372,826,000.00

Initial Certificate Principal Balance:
$372,826,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class AV-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class AV-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-1 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class AV-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AV-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class AV-1 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class AV-1 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class AV-1 Certificates.

The Class AV-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

Prior to termination of the Supplemental Interest Trust, any transferee of this Certificate or any interest herein who is an employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan shall be deemed to make the representation in section 5.02 of the Pooling and Servicing Agreement.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS AV-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS AV-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class AV-2 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QV 9
Original Class Certificate Principal Balance of the Class AV-2 Certificates as of the Closing Date:  $97,721,000.00

Initial Certificate Principal Balance:
$97,721,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class AV-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class AV-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-2 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class AV-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AV-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class AV-2 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class AV-2 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class AV-2 Certificates.

The Class AV-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Prior to termination of the Supplemental Interest Trust, any transferee of this Certificate or any interest herein who is an employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan shall be deemed to make the representation in section 5.02 of the Pooling and Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS AV-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS AV-3

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class AV-3 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QW 7
Original Class Certificate Principal Balance of the Class AV-3 Certificates as of the Closing Date:  $127,762,000.00

Initial Certificate Principal Balance:
$127,762,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class AV-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class AV-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-3 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class AV-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AV-3 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class AV-3 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class AV-3 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class AV-3 Certificates.

The Class AV-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Prior to termination of the Supplemental Interest Trust, any transferee of this Certificate or any interest herein who is an employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan shall be deemed to make the representation in section 5.02 of the Pooling and Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS AV-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS AV-4

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class AV-4 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QX 5
Original Class Certificate Principal Balance of the Class AV-4 Certificates as of the Closing Date:  $94,547,000.00

Initial Certificate Principal Balance:
$94,547,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class AV-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class AV-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-4 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class AV-4 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AV-4 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class AV-4 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class AV-4 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class AV-4 Certificates.

The Class AV-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Prior to termination of the Supplemental Interest Trust, any transferee of this Certificate or any interest herein who is an employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan shall be deemed to make the representation in section 5.02 of the Pooling and Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-1

FORM OF CLASS B-1 CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS B-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class B-1 Pass-Through Rate: Fixed Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RE 6
Original Class Certificate Principal Balance of the Class B-1 Certificates as of the Closing Date: $ 10,108,000.00

Initial Certificate Principal Balance:
$ 10,108,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class B-1 Pass-Through Rate on each Distribution Date is the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the related Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class B-1 Certificates.

The Class B-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates and the Mezzanine Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-2

FORM OF CLASS B-2 CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS B-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class B-2 Pass-Through Rate: Fixed Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RF 3
Original Class Certificate Principal Balance of the Class B-2 Certificates as of the Closing Date: $ 9,688,000.00

Initial Certificate Principal Balance:
$ 9,688,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class B-2 Pass-Through Rate on each Distribution Date is the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the related Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class B-2 Certificates.

The Class B-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-3

FORM OF CLASS B-3 CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS B-3

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class B-3 Pass-Through Rate: Fixed Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RG 1
Original Class Certificate Principal Balance of the Class B-3 Certificates as of the Closing Date: $ 9,267,000.00

Initial Certificate Principal Balance:
$ 9,267,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-3 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class B-3 Pass-Through Rate on each Distribution Date is the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the related Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class B-3 Certificates.

The Class B-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Mezzanine Certificates, the Class B-1 Certificates and the Class B-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-4

FORM OF CLASS B-4 CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS B-4

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class B-4 Pass-Through Rate: Fixed Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RH 9
Original Class Certificate Principal Balance of the Class B-4 Certificates as of the Closing Date: $ 8,425,000.00

Initial Certificate Principal Balance:
$ 8,425,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-4 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class B-4 Pass-Through Rate on each Distribution Date is the lesser of (i) prior to the Optional Termination Date, 6.500% per annum and on or after the Optional Termination Date, 7.000% per annum and (ii) the related Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class B-4 Certificates.

The Class B-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Mezzanine Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-1-1

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTEREST” IN THREE SEPARATE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS R

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class R Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 Percentage Interest: 100%	Servicer: Litton Loan Servicing LP Trustee: JPMorgan Chase Bank, National Association Closing Date: March 30, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Residual Interest Investments, LP is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-1-2

FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTEREST” IN SEVEN SEPARATE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-X CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-X CERTIFICATE.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS R-X

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class R-X Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 Percentage Interest: 100%	Servicer: Litton Loan Servicing LP Trustee: JPMorgan Chase Bank, National Association Closing Date: March 30, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Paul Vianna is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R-X Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R-X Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class R-X Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in Section 5.02 of the Pooling and Servicing Agreement is provided.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-2

FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.
C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-1 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QY 3
Original Class Certificate Principal Balance of the Class M-1 Certificates as of the Closing Date: $ 29,062,000.00

Initial Certificate Principal Balance:
$ 29,062,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-1 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-1 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-1 Certificates.

The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-3

FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-2 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W QZ 0
Original Class Certificate Principal Balance of the Class M-2 Certificates as of the Closing Date: $ 25,692,000.00

Initial Certificate Principal Balance:
$ 25,692,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-2 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-2 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-2 Certificates.

The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates and the Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-4

FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-3

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-3 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RA 4
Original Class Certificate Principal Balance of the Class M-3 Certificates as of the Closing Date: $ 16,005,000.00

Initial Certificate Principal Balance:
$ 16,005,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-3 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-3 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-3 Certificates.

The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-5

FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-4

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-4 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RB 2
Original Class Certificate Principal Balance of the Class M-4 Certificates as of the Closing Date: $ 13,899,000.00

Initial Certificate Principal Balance:
$ 13,899,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-4 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-4 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-4 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-4 Certificates.

The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Class M-1 Certificates, Class M-2 Certificates and the Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-6

FORM OF CLASS M-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-5

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-5 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RC 0
Original Class Certificate Principal Balance of the Class M-5 Certificates as of the Closing Date: $ 12,635,000.00

Initial Certificate Principal Balance:
$ 12,635,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-5 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-5 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-5 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-5 Certificates.

The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and the Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-7

FORM OF CLASS M-6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
SERIES 2006-CB3, CLASS M-6

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class M-6 Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1 CUSIP: 12489W RD 8
Original Class Certificate Principal Balance of the Class M-6 Certificates as of the Closing Date: $ 10,530,000.00

Initial Certificate Principal Balance:
$ 10,530,000.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-6 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

The Class M-6 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the lesser of (i) the sum of one month LIBOR plus the Class M-6 Certificate Margin and (ii) the Rate Cap for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class M-6 Certificates.

The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This certificate is subordinated in right of payment to the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates as described in the Pooling and Servicing Agreement referred to herein.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-8

FORM OF CLASS CE CERTIFICATES

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND IN CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

SERIES 2006-CB3, CLASS CE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class CE Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1
Notional Amount of the Class CE Certificate: $1,667,911,836.90

Aggregate Certificate Principal Balance of the Class CE Certificate as of the Issue Date: $4,212,715.61

Denomination: $$4,212,715.61

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that NIM I LLC is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date in the case of the first Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate Initial Certificate Principal Balance of which is in excess of a 66% Percentage Interest of the Class CE Certificates or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-9

FORM OF CLASS P CERTIFICATE

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND IN CERTAIN OTHER PROPERTY.

THIS CLASS P CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

SERIES 2006-CB3, CLASS P

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate, conventional mortgage loans formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

Series 2006-CB3, Class P Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006 First Distribution Date: April 25, 2006 No. 1
Original Class P Certificate Principal Balance as of the Closing Date: $100.00

Denomination: $100.00

Servicer: Litton Loan Servicing LP

Trustee: JPMorgan Chase Bank, National Association

Closing Date: March 30, 2006

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that NIM I LLC is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificate as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Servicer, Credit-Based Asset Servicing and Securitization LLC (the “Sponsor”) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date in the case of the first Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate Initial Certificate Principal Balance of which is in excess of a 66% Percentage Interest of the Class P Certificates or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class P Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Sponsor, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”) or any person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the opinion letter in section 5.02 of the Pooling and Servicing Agreement is provided.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer and the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March ___, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

Date of authentication: March ___, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of	,
account number___________, or, if mailed by check, to

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Previously Filed

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Re:
Pooling and Servicing Agreement dated as of March 1, 2006 among Citigroup Mortgage Loan Trust Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as Sponsor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, National Association, as trustee

All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the “Agreement”) referenced above.

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1. Mortgage Paid in Full

_____ 2. Foreclosure

_____ 3. Substitution

_____ 4. Other Liquidation (Repurchases, etc.)

_____ 5. Nonliquidation  Reason:

By:
(authorized signer)
Issuer:

Address:

Date:

Custodian

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Custodian:

Custodian	Date

EXHIBIT F-1

FORM OF TRUSTEE'S OR CUSTODIAN'S INITIAL CERTIFICATION

Trust Receipt #__________
Cut-off Date Principal Balance $__________

JPMorgan Chase Bank, National Association
as Trustee for the Citigroup Mortgage Loan Trust, Series 2006-CB3,
C-BASS Mortgage Loan Asset-Backed Certificates,
4 New York Plaza, 6th Floor
New York, New York 1004
Attention: Worldwide Securities Services-Structured Finance Services, C-BASS 2006-CB3

Re:	Custodial Agreement, dated as of March 1, 2006, among JPMorgan Chase Bank, National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that: (i) all documents required to be delivered to it pursuant to Sections 2(a)(i)-(vi) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it; and have not been mutilated, damaged or torn and relate to such Mortgage Loan (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule relating to the Mortgage Loan identifying number, the city, state, and zip code of the Mortgaged Property, the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property, the original months to maturity, the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date, and whether the Mortgage Loan has a prepayment penalty accurately reflects information set forth in the Mortgage File; (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording; and (v) each Mortgage Note has been endorsed as provided in Section 2(a)(i) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(a)(iii) of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Initial Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at the office of the Subcustodian at Bank of New York Trust Company, N.A., 5730 Katella Avenue, Cypress, California 90630, Attention: Reginald Carter.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

THE BANK OF NEW YORK
as Custodian

By: ______________________________
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE'S OR CUSTODIAN’S FINAL CERTIFICATION

Trust Receipt #___________
Cut-off Date Principal Balance $____________

JPMorgan Chase Bank, National Association
as Trustee for the Citigroup Mortgage Loan Trust, Series 2006-CB3,
C-BASS Mortgage Loan Asset-Backed Certificates,
4 New York Plaza, 6th Floor
New York, New York 1004
Attention: Worldwide Securities Services-Structured Finance Services, C-BASS 2006-CB3

Re:	Custodial Agreement, dated as of March 1, 2006, among JPMorgan Chase Bank, National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

In accordance with Section 6(b) of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2(a) of the Custodial Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certificate is qualified in all respects by the terms of said Custodial Agreement.

THE BANK OF NEW YORK,
as Custodian

By: ______________________________
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

[BANK OF NEW YORK LETTERHEAD]

ACKNOWLEDGMENT OF RECEIPT

March 30, 2006

JPMorgan Chase Bank, National Association,
as Trustee for C-BASS
Mortgage Loan Asset-Backed
Certificates, Series 2006-CB3
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Re: Custodial Agreement dated as of March 1, 2006 among JPMorgan Chase Bank, National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Schedule that (i) it has received the original Mortgage Note with respect to each Mortgage Loan identified in the Mortgage Loan Schedule attached hereto as Exhibit A and (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Mortgage Note as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Acknowledgment of Receipt is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at the office of the Subcustodian at Bank of New York Western Trust Company, 700 South Flower Street, Suite 200, Los Angeles, California 90017, Attention: Reginald Carter.

Capitalized terms used herein shall have the meaning ascribed tot hem in the Custodial Agreement.

THE BANK OF NEW YORK, as Custodian

By:

EXHIBIT G

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

CITIGROUP MORTGAGE LOAN TRUST INC.

as Purchaser

and

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC

as Seller

MORTGAGE LOAN PURCHASE AGREEMENT

Fixed Rate and Adjustable Rate Mortgage Loans

Citigroup Mortgage Loan Trust, Series 2006-CB3
C-BASS Mortgage Loan Asset-Backed Certificates

Dated as of March 27, 2006

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01  Definitions

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01  Sale of Mortgage Loans and Interest Rate Swap Agreement.
Section 2.02  Obligations of Seller Upon Sale.
Section 2.03  Payment of Purchase Price for the Mortgage Loans

ARTICLE III
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01  Seller Representations and Warranties Relating to the Mortgage Loans
Section 3.02  Seller Representations and Warranties

ARTICLE IV
SELLER’S COVENANTS

Section 4.01  Covenants of the Seller.

ARTICLE V

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

ARTICLE VI

TERMINATION

Section 6.01  Termination

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01  Amendment
Section 7.02  Governing Law
Section 7.03  Notices
Section 7.04  Severability of Provisions
Section 7.05  Counterparts
Section 7.06  Further Agreements
Section 7.07  Intention of the Parties
Section 7.08  Successors and Assigns; Assignment of this Agreement
Section 7.09  Survival

Schedule I Mortgage Loan Schedule

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of March 27, 2006, (the “Agreement”), between CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC (“C-BASS” or the “Seller”) and CITIGROUP MORTGAGE LOAN TRUST INC. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller is the owner of either the notes or other evidence of indebtedness (the “Mortgage Notes”) or other evidence of ownership so indicated on Schedule I hereto, and the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Seller, as of the date hereof, owns the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller as sponsor, the Purchaser, as depositor, Litton Loan Servicing LP (“Litton”), as servicer, and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), the Purchaser will convey the Mortgage Loans to Citigroup Mortgage Loan Trust, Series 2006-CB3.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

“Custodian”: A custodian acceptable to the Trustee, which may be the Trustee and which shall not be the Seller or any affiliate of the Seller. The initial Custodian shall be The Bank of New York.

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01 Sale of Mortgage Loans and Interest Rate Swap Agreement.

(a) The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date, all its right, title and interest, in and to (i) each Mortgage Loan and the related Cut-off Date Principal Balance thereof, including any Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; and (v) all proceeds of any of the foregoing.

(b) The Seller, concurrently with the execution and delivery of this Agreement does hereby sell, and in connection therewith hereby assigns to the Purchaser, effective as of the Closing Date, without recourse, (i) all of its right, title and interest in the Interest Rate Swap Agreement, dated March 30, 2006 and (ii) all proceeds of the foregoing.

Section 2.02 Obligations of Seller Upon Sale.

(a) In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such file (the “Mortgage Loan Schedule”) which is included as Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with such transfer and assignment, the Seller, on behalf of the Purchaser, does hereby deliver or cause to be delivered to, and deposit with the Trustee, or its designated agent (the “Custodian”), the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse,” or with respect to any lost Mortgage Note, an original lost note affidavit, together with a copy of the related Mortgage Note;

(ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse”;

(iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v) the original or a certified copy of lender’s title insurance policy; and

(vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 3.01 hereof.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller’s right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) The Seller shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Seller shall cause to be completed such endorsements in the following form: “Pay to the order of JPMorgan Chase Bank, National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, without recourse.”

Section 2.03 Payment of Purchase Price for the Mortgage Loans. In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $842,379,815.61 in respect of the Mortgage Loans (the “Purchase Price”), net of an expense reimbursement amount of $85,672.65 (the “Expense Reimbursement Amount”), and to transfer to the Seller or its designee on the Closing Date the Class B-1, Class B-2, Class B-3, Class B-4 and Residual Certificates (collectively, the “Retained Certificates”). The Expense Reimbursement Amount shall reimburse the Purchaser for the Purchaser’s Securities and Exchange Commission registration statement fees and the Purchaser’s registration statement administration fees allocable to the Trust. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and reasonable expenses of Purchaser’s counsel, fees of the rating agencies requested to rate the Certificates, accountant’s fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any. If the Purchaser shall determine that the Expense Reimbursement Amount is not sufficient to reimburse the Purchaser for all expenses incurred by it that are subject to reimbursement by the Seller hereunder as described above, the Seller shall promptly reimburse the Purchaser for such additional amounts upon written notice by the Purchaser to the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01 Seller Representations and Warranties Relating to the Mortgage Loans. The Seller hereby represents and warrants to the Purchaser, with respect to the Mortgage Loans, that as of the Closing Date or as of such date specifically provided herein:

(a) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date.

(b) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(c) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage and the interests of the Certificateholders, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule.

(d) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(e) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. All acts required to be performed to preserve the rights and remedies of the Trustee in any such insurance policies have been performed, including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein.

(f) As of the date of origination of the Mortgage Loan, any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination of the Mortgage Loans have been complied with. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the servicing of the Mortgage Loans have been complied with.

(g) The Mortgage has not been satisfied, canceled, subordinated (other than with respect to second lien loans, the subordination to the first lien loan) rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

(h) The Mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally, (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (4) with respect to any second lien mortgage loan, the lien of the related first mortgage loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

(i) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

(j) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage.

(k) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loans and has good and marketable title to each Mortgage Loan, free and clear of any and all liens, pledges, charges, claims, participation interests, mortgages, security interests or encumbrances or other interests of any nature and has full right and authority to sell and assign the same.

(l) Each Mortgage Loan is covered by an ALTA mortgagee title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(1) and (2) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or monthly payment including any negative amortization thereunder. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such mortgagee title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy.

(m) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(n) The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing industry.

(o) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 1940.

(p) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage.

(q) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(r) No Mortgage Loan contains provisions pursuant to which monthly payments are (1) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (2) paid by any source other than the Mortgagor or (3) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(s) The Mortgage Note, the Mortgage, the Assignment and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Section 2.02 hereof have been delivered to the Purchaser or its designee, all in compliance with the specific requirements of Section 2.02 hereof.

(t) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA’s eligibility requirements.

(u) None of the Mortgage Loans are secured by a leasehold estate or constitute other than real property under applicable state law.

(v) The rights with respect to each Mortgage Loan are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the Closing Date.

(w) The Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller.

(x) All parties which have had any interest in each Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, and including, without limitation, the Seller, are (or during the period in which they held and disposed such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the property securing the Mortgage is located to the extent that any noncompliance thereunder would affect the value or marketability of the Mortgage Loans.

(y) To the best of Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(z) The Mortgaged Property is free from material damage.

(aa) Each Mortgage Loan has been serviced by the Servicer in accordance with the terms thereof and Applicable Regulations.

(bb) [Reserved]

(cc) [Reserved]

(dd) There is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

(ee) To the best of the Seller’s knowledge, there was no fraud or gross negligence involved in the origination of any Mortgage Loan by the applicable mortgagee or Mortgagor, and to the best of the Seller’s knowledge, there was no fraud or gross negligence by the appraiser or any other party involved in the origination of any such Mortgage Loan.

(ff) Each mortgage file contains an appraisal of or a broker’s price opinion regarding the related Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been prepared on FNMA or FHLMC forms.

(gg) No improvements on any Mortgaged Property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon such Mortgaged Property unless there exists in the applicable Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

(hh) [Reserved].

(ii) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Note.

(jj) No Mortgage Loan, other than a Bankruptcy Plan Mortgage Loan, is subject to any pending bankruptcy or insolvency proceeding. To the Seller’s best knowledge, no material litigation or lawsuit relating to any Mortgage Loan is pending.

(kk) The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans acquired by the Seller.

(ll) The sale, transfer, assignment and conveyance of Mortgage Loans by the Seller pursuant to this Agreement will not result in any tax, fee or governmental charge (other than income taxes and related taxes) payable by the Seller, the Depositor or the Trustee to any federal, state or local government other than taxes which have or will be paid by the Seller as due (“Transfer Taxes”). In the event that the Depositor or the Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans, other than any taxes to be paid by the creditor, on written demand by the Depositor, or the Trustee, or upon the Seller’s otherwise being given notice thereof by the Depositor or the Trustee, the Seller shall pay, and otherwise indemnify and hold the Depositor and the Trustee harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee and the Depositor shall have no obligation to pay such Transfer Taxes).

(mm) [Reserved].

(nn) With respect to the Mortgage Loans, the Mortgaged Properties securing repayment of the related Mortgage Note consist of a fee simple interest in a single parcel or two contiguous parcels of real property (i) improved by a (A) detached or semi-detached one-family dwelling, (B) detached or semi-detached two-to four family dwelling, (C) one-family unit in a FNMA eligible condominium project, (D) detached or semi-detached one-family dwelling in a planned unit development, (E) multi-family dwelling or townhouse or (F) mobile home or manufactured dwelling which constitutes real property or (ii) unimproved by any residential dwelling.

(oo) Except for the Mortgage Loans identified on the Mortgage Loan Schedule as delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

(pp) The Seller has no actual knowledge that with respect to any Mortgage Loan (1) the Servicer has sent a notice of default to the related Mortgagor which the Servicer is currently seeking to enforce, or (2) any foreclosure proceedings have been commenced or acceleration been declared which is currently pending. The Seller is not transferring any Mortgage Loan to the Purchaser with the intention or knowledge that the Purchaser or the Trust will acquire the related Mortgaged Property.

(qq) With respect to any Mortgage Loan that is secured by a second lien on the related Mortgaged Property, either (i) no consent for the Mortgage Loan is required by the holder of any related senior lien or (ii) such consent has been obtained and is contained in the Mortgage File.

(rr) In any case in which a Mortgage Loan is secured by a second lien and a senior lien on the related Mortgaged Property provides for negative amortization or deferred interest, the balance of such senior lien on the related Mortgaged Property used to calculate the Combined Loan to Value Ratio for the Mortgage Loan is based on the maximum amount of negative amortization possible under such senior loan.

(ss) With respect to a Mortgage Loan which is a second lien, as of the date hereof, the Seller has not received a notice of default of a senior lien on the related Mortgaged Property which has not been cured.

(tt) No Mortgage Loan is delinquent (other than Mortgage Loans subject to a bankruptcy plan or forbearance plan). The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan.

(uu) Each Mortgage Loan is a “qualified Mortgage” within the meaning of Section 860 G(a)(3) of the Code.

(vv) With respect to any Adjustable-Rate Mortgage Loan, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.

(ww) [Reserved].

(xx) Each Mortgage Loan is directly secured by a Mortgage on a residential property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect the portion of the residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the Mortgage Loan, unless the Mortgage Loan includes both a first lien loan and a second lien loan on the same Mortgaged Property, in which case the 80% test shall be applied in the aggregate, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) the Mortgage Loan was modified after the date of its origination in a manner that would cause “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3, and (b) the “significant modification” did not occur at a time when the Mortgage Loan was in default or when default with respect to the Mortgage Loan was reasonably foreseeable.

(yy) With respect to each Mortgage Loan that is a mobile or manufactured housing unit, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of 400 square feet of living space, a minimum width of 102 inches and is of a kind customarily used at a fixed location.

(zz) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor’s obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a “Modified Mortgage Loan”) involved some assessment of the Mortgagor’s ability to repay the Modified Mortgage Loan.

(aaa) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA.

(bbb) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

(ccc) Any Mortgage Loan originated prior to October 1, 2002 will not impose a Prepayment Charge in excess of five years.

(ddd) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(eee) There is no Mortgage Loan in the Trust Fund that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

(fff) There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(ggg) (a) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA; and (b) no Mortgage Loan in the Trust Fund is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(hhh) None of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws or any federal, state or local law.

(iii) No Mortgage Loans are subject to the Georgia Fair Lending act (“GFLA”) effective from October 1, 2002 to March 6, 2003.

(jjj) The Prepayment Charges included in the transaction are enforceable and were originated in compliance with all federal, state and local laws.

(kkk) All Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to all applicable anti-predatory lending laws.

(lll) Information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements.

(mmm) No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, which is now Version 5.6(c), Appendix E).

With respect to the representations and warranties set forth in this Section 3.01 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee, as set forth in Section 2.04 of the Pooling and Servicing Agreement, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee for the benefit of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by the Depositor, the Seller, the Servicer, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Article III or Section 2.04 of the Pooling and Servicing Agreement that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee for the benefit of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within 90 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

Upon discovery or receipt of written notice by the Seller of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments (or within 90 days of the earlier of the Seller’s discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a “qualified mortgage” for REMIC purposes), or in the event such defect cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, within such time periods and in accordance with Section 2.03 of the Pooling and Servicing Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee or its agent, on behalf of the Purchaser and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser, the Certificateholders or the Trustee on their behalf respecting a missing or defective document or a breach of the representations or warranties contained in this Section 3.01.

Section 3.02 Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(i) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

(ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies, (2) general equity principals (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

(viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s condition (financial or otherwise) or operations or any of the Seller’s properties, or materially and adversely affect the performance of any of its duties hereunder.

(ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement and the Pooling and Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s performance of any of its respective obligations under, or the validity or enforceability of, this Agreement and the Pooling and Servicing Agreement.

(x) The Seller is not transferring the Mortgage Loans to the Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.

(xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(xiii) The Seller understands that (a) the Retained Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law, (b) the Purchaser is not required to so register or qualify the Retained Certificates, (c) the Retained Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Retained Certificates and (e) the Retained Certificates will bear a legend to the foregoing effect.

(xiv) The Seller is acquiring the Retained Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws.

(xv) The Seller is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Retained Certificates, such that it is capable of evaluating the merits and risks of investment in the Retained Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Securities Act.

(xvi) The Seller has been furnished with such information concerning the Retained Certificates and the Purchaser as has been requested by the Seller from the Purchaser and is relevant to the Seller’s decision to purchase the Retained Certificates. The Seller has had any questions arising from such review answered by the Purchaser to the satisfaction of the Seller.

(xvii) The Seller has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Retained Certificate, any interest in any Retained Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Retained Certificate, any interest in any Retained Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Retained Certificate, any interest in any Retained Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Retained Certificate under the Securities Act, that would render the disposition of any Retained Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not sell or otherwise transfer any of the Retained Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

(xviii) The Seller is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, an “ERISA Plan”), and is not acting on behalf of, as named fiduciary of, as trustee of, or investing the assets of an ERISA Plan.

ARTICLE IV

SELLER’S COVENANTS

Section 4.01 Covenants of the Seller.

(a) The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(b) The Seller hereby covenants that neither it nor any affiliate of the Seller will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. Notwithstanding the foregoing, the Seller and its Affiliates will be permitted to solicit a Mortgagor if the Seller or such Affiliate has received a request for verification of a Mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Mortgage Loan or the Mortgagor initiates a title search, or if the Mortgagor receives marketing materials which are generally disseminated.

ARTICLE V

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

(a) In accordance with the terms of Section 3.16 of the Pooling and Servicing Agreement, as to any Mortgage Loan which is Delinquent in payment by 120 days or more or any REO Property, an Affiliate of the Seller may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan provided that an Affiliate of the Seller may exercise the purchase right during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred and ending on the last Business Day of such calendar quarter. The “Initial Delinquency Date” of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent.

(b) If an Affiliate of the Seller does not exercise the purchase right with respect to a Mortgage Loan during the period specified in the preceding paragraph, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding paragraph only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 day Delinquent again.

ARTICLE VI

TERMINATION

Section 6.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Section 8.01 of the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

if to the Seller:

Credit-Based Asset Servicing and Securitization LLC

335 Madison Avenue

19th Floor

New York, New York 10017

Attention: General Counsel

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

if to the Purchaser:

Citigroup Mortgage Loan Trust Inc.

390 Greenwich Street

New York, New York 10013

Attention: Mortgage Finance Group

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08 Successors and Assigns; Assignment of this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser’s rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09 Survival. The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP MORTGAGE LOAN TRUST INC., as Purchaser

By:	/s/
Name:
Title:

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as Seller

By:	/s/
Name:
Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

AVAILABLE UPON REQUEST

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________, successor by merger to _________________________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing JPMorgan Chase Bank, National Association, as trustee on behalf of C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify and hold harmless JPMorgan Chase Bank, National Association, Citigroup Mortgage Loan Trust Inc., Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc. for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:
Name:
Title:

STATE OF_____________	)
	)	SS:
COUNTY OF___________	)

On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

My commission expires _____.

EXHIBIT I

FORM OF ERISA REPRESENTATION

JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, New York 10013

Re:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

Ladies and Gentlemen:

1. [The undersigned is the ______________________ of (the “Transferee”) a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned, ___________________, is the transferee (the “Transferee”).]

2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the “Agreement”) among Citigroup Mortgage Loan Trust Inc., as depositor (the “Depositor”), Credit-Based Asset Servicing and Securitization LLC, as Sponsor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Residual, Class CE or Class P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of a Mezzanine or Residual Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase and holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:
Name:
Title:

EXHIBIT J-1

FORM OF INVESTMENT LETTER NON-RULE 144A

[DATE]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, New York 10013

JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Re:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

Ladies and Gentlemen:

In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3 (the “Certificates”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “institutional accredited investor,” as defined in Section 501(a)(1), (2) or (3) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

EXHIBIT J-2

FORM OF INVESTMENT LETTER RULE 144A

[DATE]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, New York 10013

JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Re:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

Ladies and Gentlemen:

In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3 (the “Certificates”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

1 Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

EXHIBIT K

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-CB3

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is [an officer of]                     , the proposed Transferee of an Ownership Interest in a [Class R and/or Class R-X Certificates] (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Certificates, among Citigroup Mortgage Loan Trust Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as Sponsor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, National Association, as trustee. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit K to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

8. The Transferee's taxpayer identification number is_________.

9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10. The Transferee is aware that the Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ ay of ________, 20_.

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ___ day of _______, 20__

NOTARY PUBLIC

My Commission expires the      day

of_______, 20  .

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, New York 10013

Re:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

Ladies and Gentlemen:

In connection with our disposition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3 (the “Certificates”), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) [in the case of a Residual Certificate only] to the extent we are disposing of a Class [R, or R-X] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) [in the case of a Residual Certificate only] no purpose of the proposed disposition of a Class [R, or R-X] Certificate is to impede the assessment or collection of tax.

Very truly yours,

[TRANSFEROR]

By:

Name:
Title:

EXHIBIT M

MONTHLY INFORMATION PROVIDED BY SERVICER

1.	With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period.

2.	With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Due Period.

3.	With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Due Period.

4.	With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Due Period.

5.	With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6.	With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Due Period.

7.
With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Due Period preceding of the related Interest Accrual Period.

8.	The Servicing Fees paid and Servicing Fees accrued during the related Due Period.

9.	The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10.	The Pool Balance.

11.	With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period.

12.	The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period.

13.
The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14.	The aggregate Realized Losses since the Cut-off Date as of the end of the related Due Period.

15.	The Net WAC Rate Carryover Amount for the Certificates, if any, with respect to such Distribution Date.

16.	The Overcollateralized Amount, the Targeted Overcollateralization Amount and any Overcollateralization Deficiency, in each case after giving effect to distributions on such Distribution Date.

EXHIBIT N

FORM OF OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

Officer's Certificate
C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-CB3

[DATE]

VIA FACSIMILE

JPMorgan Chase Bank, National Association
4 New York Plaza
6th Floor
New York, New York 10004
Attention: Worldwide Securities Services- Structured Finance Services
Citigroup C-BASS 2006-CB3

Re:	Prepayments

Dear Sir or Madam:

__________________ hereby certifies that he/she is an officer of the Servicer, holding the office set forth beneath his/her name and hereby further certifies as follows:

With respect to the Mortgage Loans set forth in the attached schedule:

1.	A Principal Prepayment in full was received during the related Collection Period;

2. Any prepayment penalty due under the terms of the Mortgage Note with respect to such Principal Prepayment in full was received from the mortgagor and deposited in the Collection Account: ____ Yes ____ No

3.	As to each Mortgage Loan so noted on the attached schedule, all or part of the prepayment penalty required in connection with the Principal Prepayment in full was waived based upon (Circle one):

(i) the Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or

(ii)(A) the enforceability thereof be limited (1) by bankruptcy insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law;

4.
We certify that all amounts due in connection with the waiver of a prepayment penalty inconsistent with number 3 above which are required to be deposited by the Servicer pursuant to Section 3.01 of the Pooling and Servicing Agreement, have been or will be so deposited.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated March 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as Sponsor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, National Association, as trustee.

LITTON LOAN SERVICING LP

By:
Name:
Title:

EXHIBIT O-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER WITH FORM 10-K

CERTIFICATION

1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the “Exchange Act Periodic Reports”);

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s)]; and

5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor, custodian or trustee].

LITTON LOAN SERVICING LP

By:
Name:
Title:
Date:

EXHIBIT O-2

FORM OF CERTIFICATION TO BE
PROVIDED TO SERVICER BY THE TRUSTEE

Re:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

Reference is made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling Agreement”), by and among JPMorgan Chase Bank, National Association (the “Trustee”), Credit-Based Asset Servicing and Securitization LLC, as Sponsor, Litton Loan Servicing LP, as servicer (the “Servicer”) and Citigroup Mortgage Loan Trust, Inc., as depositor (the “Depositor”). The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii) Subject to paragraph (iv), the distribution information in the distribution reports contained in all Monthly Form 10-D’s included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

(iii) The distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports.

(iv) In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
Date:

EXHIBIT P

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, National Association, having its principal place of business at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement among Citigroup Mortgage Loan Trust Inc. as depositor (the “Depositor”), Litton Loan Servicing LP as servicer (the “Servicer”), Credit-Based Asset Servicing and Securities LLC as sponsor (the “Sponsor”) and the Trustee, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust”, respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5.  The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b. the preparation and issuance of statements of breach or non-performance;

c. the preparation and filing of notices of default and/or notices of sale;

d. the cancellation/rescission of notices of default and/or notices of sale;

e. the taking of a deed in lieu of foreclosure; and

f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

This Power of Attorney is effective for one (1) year from the date hereof or the earlier of (i) revocation by the Bank, (ii) the Attorney shall no longer be retained on behalf of the Bank or an affiliate of the Bank; or (iii) the expiration of one year from the date of execution.

The authority granted to the attorney-in-fact by the Power of Attorney is not transferable to any other party or entity.

IN WITNESS WHEREOF, JPMorgan Chase Bank, National Association as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of March 1, 2006 (Citigroup Mortgage Loan Trust, Series 2006-CB3, C-BASS Mortgage Loan Asset-Backed Certificates), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by _______ its duly elected and authorized ______________ this _____ day of ______, 200__.

As Trustee for Citigroup Mortgage Loan Trust, Series 2006-CB3, C-BASS Mortgage Loan Asset-Backed Certificates

By:

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On ___________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________, Vice President of JPMorgan Chase Bank, National Association as Trustee for Citigroup Mortgage Loan Trust, Series 2006-CB3 C-BASS Mortgage Loan Asset-Backed Certificates, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
(SEAL)
Notary Public

My Commission Expires ________________________

EXHIBIT Q

FORM OF INTEREST RATE SWAP AGREEMENT

(Multicurrency - Cross Border)

ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of March 30, 2006

THE BANK OF NEW YORK	and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE on behalf of the Supplemental Interest Trust with respect to the C-Bass Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1.	Interpretation

(a)	Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)
Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)
Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i)	Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)
Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)
Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party, has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

THE BANK OF NEW YORK
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE on behalf of the Supplemental Interest Trust with respect to the C-Bass Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.

(Name of Party)	(Name of Party)

By:	By:
Name:	Name:
Title:	Title:

(Multicurrency — Cross Border)

ISDA®
International Swap Dealers Association, Inc.
SCHEDULE
to the
Master Agreement
dated as of March 30, 2006

between THE BANK OF NEW YORK (“Party A”), a banking organization duly organized and existing under the laws of the State of New York and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE (the “Trustee”) on behalf of the Supplemental Interest Trust with respect to the C-Bass Mortgage Loan Asset-Backed Certificates, Series 2006-CB3 (the “Trust”) formed pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor (the “Depositor”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), Litton Loan Servicing LP, as servicer (the “Servicer”) and the Trustee (the “Pooling Agreement”) (“Party B”).

Part 1. Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),  none.

Section 5(a)(vi),  none.

Section 5(a)(vii),  none.

Section 5(b)(iv),  none.

and in relation to Party B for the purpose of:

Section 5(a)(v), none.

Section 5(a)(vi), none.

Section 5(a)(vii), none.

Section 5(b)(iv),  none.

(b)	“Specified Transaction” will have no meaning with respect to either party.

(c)
Events of Default. The following Events of Default will not apply to the party or parties so specified below, and the definition of “Event of Default” in Section 14 is deemed to be modified accordingly:

(i)	The “Breach of Agreement” provision of Section 5(a)(ii) will not apply to Party A or Party B.

(ii)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party A or Party B.

(iii)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(iv)	The “Default under Specified Transaction” is not applicable to Party A or Party B for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

(v)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(vi)	The “Bankruptcy” provisions of Section 5(a)(vii)(2) will not apply to Party B.

(vii)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or Party B.

(d)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply.

(ii)	Second Method will apply.

(f)	“Termination Currency” means United States dollars.

(g)	Additional Termination Event will apply. The following shall constitute Additional Termination Events, and the party specified shall be the sole Affected Party with respect thereto:—

(i)
Termination of Trust Fund. The Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling Agreement. The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Party B shall be the sole Affected Party.

(ii)
Inability to Pay Certificates. If the Trust is unable to pay its Class A Certificates or fails or admits in writing its inability to pay its Class A Certificates as they become due. Party B shall be the sole Affected Party.

(iii)
Amendment of Pooling Agreement. If the Pooling Agreement is amended in a manner which could have a material adverse affect on Party A without first obtaining the prior written consent of Party A. Party B shall be the sole Affected Party.

(iv)
Ratings and Downgrade Events. If a Ratings Event or Downgrade Event (each as defined in Part 5(d) hereof) has occurred and Party A has not complied with the requirements set forth in Part 5(d). Party A shall be the sole Affected Party.

(v)
Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(o) below) Party A has not, within thirty (30) days after such Swap Disclosure Event complied with any of the provisions set forth in clause (iii) of Part 5(o) below. Party A shall be the sole Affected Party.

Part 2. Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representations:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)
the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii) of this Agreement; and

(iii)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations.

(i)	The following representation will apply to Party A:

Party A is a trust company duly organized and existing under the laws of the State of New York and its U.S. taxpayer identification number is 135160382.

(ii)	The following representation will apply to the Party B:

The beneficial owner for United States federal income tax purposes of payments made to it under this Agreement is either:

(A)	a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the “Regulations”)) for United States federal income tax purposes, or

(B)
a “non-U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the Regulations for United States federal income tax purposes, and a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

Part 3. Agreement to Deliver Documents.

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party B	An Internal Revenue Service Form W-9 or W-8BEN as applicable or any successor form, accurately completed and in a manner reasonably satisfactory to Party A.
(A) Upon first scheduled Payment Date; (B) promptly upon reasonable demand by Party A; and (C) promptly upon learning that any Form W-9 or W-8BEN previously provided by Party B to Party A has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes
Party A
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement	Yes
Party B
(i) a copy of the executed Pooling Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this Agreement and each Confirmation evidencing a Tansaction on behalf of the Party B
		Upon the execution and delivery of this Agreement and such Confirmation	Yes
Party A	A copy of the most recent publicly available regulatory call report.	Promptly after request by Party B	Yes
Party B
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon the execution and delivery of this Agreement.	Yes
Party A and Party B	An opinion of counsel as to the due authorization, execution and enforceability of this Agreement and any Confirmation.

Part 4.	Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

The Bank of New York
Global Risk Management Services
Global Markets Division
32 Old Slip - 15th Floor
New York, New York 10286
Attention:  Stephen M. Lawler, Managing Director

Telex No.:  TRT 17763 Answerback: BONY UT

Telephone No.: (212) 804-2137

And provided, that any notice sent to Party A under Sections 5, 6, or 13(b) of the Agreement shall be given to:

The Bank of New York
Legal Department
One Wall Street- 10th Floor
New York, NY 10286
Attention: General Counsel

Address for notices or communications to Party B:

JPMorgan Chase Bank, National Association
4 New York Plaza
New York, NY 10004-2477
Attention: Worldwide Securities Services/Structured Finance Services

Facsimile No.:  (212) 623-5858 Telephone No.: (212) 623-5600

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent - not applicable.

Party B appoints as its Process Agent - not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party and may act through its Office in New York.

Party B is not a Multibranch Party and may act out of its Office in New York.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Party A’s obligations hereunder are supported by the following Credit Support Documents: none.

Party B’s obligations hereunder are supported by the following Credit Support Documents: none.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: none.

Credit Support Provider means in relation to Party B: none.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(j)
“Affiliate” will have the meaning specified in Section 14 of the Agreement, provided that Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.	Other Provisions.

(a)	Change of Account. Each party agrees that Section 2(b) of this Agreement shall only allow change of accounts within the country originally specified by the party.

(b)
Additional Representations. Section 3 of the ISDA Form Master Agreement is hereby amended, by substituting for the words “Section 3(f)” in the introductory sentence thereof the words “Sections 3(f) and 3(h)”, and by adding at the end thereof the following subsections (g) and (h):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:

(1)
Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i)
Party A is acting for its own account and Party B is acting solely as Trustee and each party has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii)
It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3)
Purpose. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(4)	Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h)
ERISA (Pension Plans). Each party represents and warrants that it is not a pension plan or employee benefits plan and that it is not using assets of any such plan in connection with transactions hereunder.”

(c)
Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction. For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 of this Agreement.

(d)	Provisions Relating to Ratings.

(i)
Ratings Event. If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, within thirty (30) days of such Ratings Event, at its own expense, and subject to the Rating Agency Condition, (i) assign all Transactions to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds to honor Party A’s obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates, or (iv) establish any other arrangement satisfactory to Fitch, Inc. (“Fitch”), Moody’s Investor Service, Inc. (“Moody’s”), Standard and Poors Rating Service, a division of The McGraw Hill Companies, Inc. (“S&P”) and Dominion Bond Rating Service, Inc. (“DBRS”) (the “Rating Agencies”) which will be sufficient to restore the immediately prior ratings of the Certificates. For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a “Ratings Event” shall occur with respect to Party A (or any applicable credit support provider) if (i) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “F-1” by Fitch, or (ii) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “P-1” by Moody’s, or (iii) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A-1” by S&P (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider), such ratings being referred to herein as the “Approved Ratings Thresholds,” (unless, within 30 days thereafter, each of the Rating Agencies has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto).

(ii)
Downgrade Event. If a Downgrade Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall within ten (10) Business Days of such Ratings Event, at its own expense and subject to the Rating Agency Condition, (i) assign all Transactions to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds to honor Party A’s obligations under this Agreement. For purposes of this Transaction, a “Downgrade Event” shall occur with respect to Party A (or any applicable credit support provider) if its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider).

(iii)
Rating Agency Condition. As used in this Agreement, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each of the Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

e)
Payments to Trustee. Party A will, unless otherwise directed by the Trust, make all payments hereunder to the Trustee. Payment made to the Trustee at the account specified herein or to another account specified in writing by the Trustee shall satisfy the payment obligations of Party A hereunder to the extent of such payment.

(f)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(g)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(h)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(i)
Non-Recourse. Notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust Fund (as defined in the Pooling Agreement) and the proceeds thereof to satisfy Party B’s obligations hereunder. In the event that the Trust Fund and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the assets contained in the Trust Fund and the distribution of the proceeds thereof in accordance with the Pooling Agreement, any claims against or obligations of Party B under the Agreement or any Confirmation, still outstanding shall be extinguished and thereafter not revive.

(j)
Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of any Transaction (other than the pledge of a Transaction to the Trustee pursuant to the Pooling Agreement) shall be permitted by either party unless each of Fitch, Moody’s, S&P and DBRS, has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates (as defined in the Pooling Agreement).

(k)
Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any of the laws of the United States, or any other jurisdiction for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates.

(l)	Remedy of Failure to Pay or Deliver. The Agreement is hereby amended as follows:

The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i).

(m)
Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) the Agreement is executed and delivered by JPMorgan Chase Bank, National Association not in its individual capacity but solely as Trustee pursuant to the Pooling Agreement in the exercise of the powers and authority conferred and vested in it thereunder (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will JPMorgan Chase Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(n)	Trustee Representation. JPMorgan Chase Bank, National Assocation, as Trustee represents and warrants that:

It has been directed under the Pooling Agreement to enter into this Agreement as Trustee on behalf of the Trust.

(o)	Compliance with Regulation AB.

(i)
Party A agrees and acknowledges that the Depositor is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115(b) of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the “Company Financial Information”).

(iii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor the current Company Financial Information in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor to incorporation by reference of such current Company Financial Information that are filed with the Securities and Exchange Commission in the [Exchange Act Reports of the Depositor], (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Company Financial Information, and (c) provide to the Depositor any updated Company Financial Information with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Company Financial Information; (2) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, (3) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to comply with the financial information disclosure requirements of Item 1115(b) of Regulation AB, and cause such affiliate to provide Company Financial Information and any future Company Financial Information, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider, or (4) post collateral that will be sufficient to reduce the “significance percentage” as defined under Item 1115 of Regulation AB such that no information that would otherwise have constituted Company Financial Information will be required to be filed with, or incorporated by reference into, the Exchange Act reports of the Depositor pursuant to Item 1115 of Regulation AB.

iv)
Party A’s obligation to comply with this Part 5(p) shall be suspended on January 1, 2007 unless Party A receives notification from the Securities Administrator that the Trust Fund’s obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Securities Administrator or the Depositor notifies Party A that the Trust Fund’s obligations to file reports under the Exchange Act has resumed.

(v)	If the Depositor reasonably requests, Party A shall provide such other information as may be necessary for the Depositor to comply with Item 1115 of Regulation AB.

(vi)	The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this Agreement:

THE BANK OF NEW YORK

By:	/s/
Name:
Title:	Managing Director
Date:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE on behalf of the Supplemental Interest Trust with respect to the C-Bass Mortgage Loan Asset-Backed Certificates, Series 2006-CB3.

By:	/s/
Name:
Title:
Date:

[Missing Graphic Reference]

Dated: March 30, 2006

Rate Swap Transaction

Re: BNY Reference No. 37539

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the rate swap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York and JPMorgan Chase Bank, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3 (the “Counterparty”). The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.
This Confirmation constitutes a “Confirmation” as referred to in and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of March 30, 2006, as amended and supplemented from time to time (the “Agreement”), between The Bank of New York and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Swap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto

Trade Date:	March 23, 2006

Effective Date:	March 30, 2006

Termination Date:	November 25, 2009, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate:	5.1580%

Fixed Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2006, and ending on November 25, 2009, subject to adjustment in accordance with the Following Business Day Convention with No Adjustments.

Fixed Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	250 * Notional Amount * Fixed Rate * Fixed Rate Day Count Fraction

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	BNY

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing April 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	250 * Notional Amount * Floating Rate Option * Floating Rate Day Count Fraction

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Terms:

Business Days:	New York

Calculation Agent:	BNY

Account Details and
Settlement Information:	Payments to BNY:
The Bank of New York
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attention: Renee Etheart
ABA #021000018
Account #890-0068-175
Reference: Interest Rate Swaps

Payments to Counterparty:
JP Morgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, NY 10004
Attn: Worldwide Securities Services/ Structured Finance Services, C-BASS 2006-CB3
Tele: 212-623-5600
Fax: 212-623-5858

JPMorgan Chase Bank, N.A.
ABA # 021-000-021
DDA # 504-947-541
FFC: 10500383.2 C-BASS 2006-CB3 Swap Acct
Attn: Ashia N. Miller

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Eugene Chun/Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK

By:
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NOT INDIVIDUALLY , BUT SOLELY AS TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO C-BASS MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2006-CB3

By:
Name:
Title:

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day Convention.

Accrual Start Date	Accrual End Date	Notional Amount in USD
30-Mar-06	25-Apr-06	3,202,716.00000
25-Apr-06	25-May-06	3,151,076.20908
25-May-06	25-Jun-06	3,088,375.88424
25-Jun-06	25-Jul-06	3,014,884.66092
25-Jul-06	25-Aug-06	2,931,139.56232
25-Aug-06	25-Sep-06	2,836,991.35136
25-Sep-06	25-Oct-06	2,732,952.29704
25-Oct-06	25-Nov-06	2,620,531.08388
25-Nov-06	25-Dec-06	2,501,157.03344
25-Dec-06	25-Jan-07	2,378,929.02540
25-Jan-07	25-Feb-07	2,260,572.24636
25-Feb-07	25-Mar-07	2,146,807.99476
25-Mar-07	25-Apr-07	2,038,375.63368
25-Apr-07	25-May-07	1,935,055.74372
25-May-07	25-Jun-07	1,836,480.73952
25-Jun-07	25-Jul-07	1,742,511.56784
25-Jul-07	25-Aug-07	1,652,764.83600
25-Aug-07	25-Sep-07	1,566,400.40164
25-Sep-07	25-Oct-07	1,480,629.16780
25-Oct-07	25-Nov-07	1,378,471.16332
25-Nov-07	25-Dec-07	1,243,159.69952
25-Dec-07	25-Jan-08	1,115,832.06604
25-Jan-08	25-Feb-08	995,508.20844
25-Feb-08	25-Mar-08	889,265.71648
25-Mar-08	25-Apr-08	803,366.58408
25-Apr-08	25-May-08	744,017.59824
25-May-08	25-Jun-08	691,275.28020
25-Jun-08	25-Jul-08	644,761.24996
25-Jul-08	25-Aug-08	600,884.55384
25-Aug-08	25-Sep-08	559,473.85504
25-Sep-08	25-Oct-08	520,386.72936
25-Oct-08	25-Nov-08	483,488.59932
25-Nov-08	25-Dec-08	448,654.76488
25-Dec-08	25-Jan-09	415,772.75280
25-Jan-09	25-Feb-09	415,772.75280
25-Feb-09	25-Mar-09	415,772.75280
25-Mar-09	25-Apr-09	415,772.75280
25-Apr-09	25-May-09	415,772.75280
25-May-09	25-Jun-09	399,745.42520
25-Jun-09	25-Jul-09	378,717.45828
25-Jul-09	25-Aug-09	358,848.87676
25-Aug-09	25-Sep-09	340,072.25792
25-Sep-09	25-Oct-09	322,325.53620
25-Oct-09	25-Nov-09	305,550.29528

EXHIBIT R-1

FORM OF 1122(d) SERVICING CRITERIA LETTER

[DATE]

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Worldwide Securities Services/
Structured Finance Services-C-BASS 2006-CB3

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Glen Mitchell

Re:	Item 1122 of Regulation AB

C-BASS Mortgage Loan Trust, Series 2006-CB3

Ladies and Gentlemen:

In connection with the above-referenced transaction, Litton Loan Servicing LP (the “Servicer”), JPMorgan Chase Bank, National Association (the “Trustee”) and The Bank of New York (the “Custodian”) hereby acknowledge and agree that the purpose of this letter agreement (this “Letter Agreement”) is to facilitate compliance by the Servicer, the Trustee and the Custodian with identifying each party’s responsibility with respect to the servicing criteria identified in Item 1122(d) of Regulation AB. Citigroup Mortgage Loan Trust Inc. (the “Depositor”) shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

The Servicer, the Trustee and the Custodian each agree that as of the Closing Date, each such party will, solely with respect to completing assessments as required with respect to Item 1122(d) of Regulation AB and not as an obligation with respect to the administration of the transaction, comply with the servicing criteria indicated on Exhibit A hereto applicable to it in order to comply with the requirements of Item 1122(d) of Regulation AB.

The Servicer, the Trustee and the Custodian each hereby acknowledge that interpretations of the requirements of Item 1122(d) of Regulation AB may change over time and agree in good faith to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In the event that the parties are not able to agree upon the servicing criteria applicable to it, the parties hereby agree to negotiate in good faith to come to a determination of the servicing criteria applicable to them under Item 1122(d) of Regulation AB using industry practice, industry groups’ recommended practices and SEC interpretative guidance as determining factors. If the parties cannot come to a resolution after such negotiations, the parties hereby agree to submit to binding arbitration by an arbitrator agreed to by the parties or if an arbitrator can not be agreed upon then an arbitrator selected by the Depositor.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of March 1, 2006 among Credit-Based Asset Servicing and Securitization LLC, the Servicer, the Trustee and the Depositor.

This Letter Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by federal law.

For the purpose of facilitating the execution of this Letter Agreement, and for other purposes, this Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[NO FURTHER TEXT ON THIS PAGE]

LITTON LOAN SERVICING LP
By: __________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: __________________________
Name:
Title:

THE BANK OF NEW YORK

By: __________________________
Name:
Title:

CITIGROUP MORTGAGE LOAN TRUST INC.

By: __________________________
Name:
Title:

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Definitions	Key:
Primary Servicer - transaction party having borrower contact X - obligation

Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Litton Loan Servicing LP (Servicer)	(Custodian) The Bank of New York	(Trustee) JPMorgan Chase
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	If applicable for a transaction participant	If applicable for a transaction participant	If applicable for a transaction participant
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X		X*
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X*		X*
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X		X*
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	If applicable		If applicable
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X		X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X		X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

*For (d)(2)(iv) Servicer needs to provide only if it is deemed that the collection account is subject to this criteria
*For (d)(2)(i), (iv) and (v) Trustee needs to provide only if it is deemed that any account maintained by the Trustee is a custodial account for purposes of the these servicing criteria. Subject to further clarification from the SEC.

EXHIBIT R-2

FORM OF ITEM 1123 CERTIFICATION OF SERVICER

[DATE]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, New York 10013

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Worldwide Securities Services/Structured Finance Services, C-BASS 2006-CB3
[and/or its designee]

Re:  Pooling and Servicing Agreement (the “Agreement”) dated as of March 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Litton Loan Servicing LP, as servicer, Credit-Based Asset Servicing and Securitization LLC, as Sponsor, and JPMorgan Chase Bank, National Association, as trustee, relating to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB3

I, [identify name of certifying individual], [title of certifying individual] of Litton Loan Servicing LP (the “Servicer”), hereby certify that:

(1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:

LITTON LOAN SERVICING LP,
as Servicer

By: ______________________________________
Name:
Title:

EXHIBIT S

Form 8-K Disclosure

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	Depositor
Item 1.02- Termination of a Material Definitive Agreement	Depositor
Item 1.03- Bankruptcy or Receivership	Depositor
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor
Item 3.03- Material Modification to Rights of Security Holders	Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee	Servicer, Depositor
Item 6.03- Change in Credit Enhancement or External Support	Depositor
Item 6.04- Failure to Make a Required Distribution	Depositor
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01	Depositor
Item 9.01	Depositor

To the extent no written notice is provided by the designated responsible party or otherwise to the Trustee by the time specified in Section 3.22(a) of the events or information as described above in this Exhibit S, the Trustee shall without further notice conclude that there is no event or information to be reported.

EXHIBIT T

Form 10-D Disclosure

Item	Description	Responsible Party
1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
	(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.06 statement*
	(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.06 statement
	(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.06 statement
	(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.06 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.06 statement
	(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.06 statement
	(iv) The amount of excess cashflow or excess spread and the disposition of excess cashflow.	4.06 statement
	(4) Beginning and ending principal balances of the asset-backed securities.	4.06 statement
	(5)Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Interest rate information for pool assets in appropriate distributional groups and incremental ranges.	4.06 statement
	(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.06 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.06 statement

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, including weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.06 statement Pool composition information fields may be updated as specified by Depositor from time to time.
	(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.06 statement Form 10-D report: Servicer

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.06 statement
	(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.06 statement
	(12) Material breaches of pool asset representations or warranties or transaction covenants	Form 10-D report: Servicer
	(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.06 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool, information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor
	Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
2	Legal Proceedings

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Sponsor
Depositor
Trustee
Issuing Entity
Originator
Custodian
Sponsor Depositor Trustee All Parties Originator Custodian
3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the Sponsor, Depositor or Issuing Entity that are backed by the same asset pool or are otherwise issued by the Issuing Entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information may be omitted if securities were not registered.
Depositor
4	Default Upon Senior Securities
	Information from Item 3 of Part II Of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice).	Trustee
5	Submission of Matters to a Vote of Security Holders
	Information from Item 4 of Part II of Form 10-Q	Trustee
6	Significant Obligors of Pool Assets
	Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
7	Significant Enhancement Provider Information
	Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold. Obtaining required financial information or effecting incorporation by reference.	N/A N/A

Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure.
Determining current significance percentage.
Obtaining required financial information or effecting incorporation by reference.
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
8	Other Information
	Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported.	The Responsible Party for the applicable Form 8-K item.
9	Exhibits
	Distribution Report	Trustee
	Exhibits required by Item 601 of Regulation S-K, such as material agreements.	Depositor

* “4.06 statement” refers to the Statements to be prepared by the Trustee as described in Section 4.06 of the Pooling Agreement.

To the extent no written notice is provided by the designated responsible party or otherwise to the Trustee by the time specified in Section 3.22(a) of the events or information as described above in this Exhibit T, the Trustee shall without further notice conclude that there is no event or information to be reported.

EXHIBIT U

Form 10-K Disclosure

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Additional Item: Disclosure per Item 1117 of Reg AB	All parties to the Pooling and Servicing Agreement (as to themselves), any party with notice thereof with respect to the issuing entity, any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Reg AB	All parties to the Pooling and Servicing Agreement, the sponsor, significant obligor, enhancement or support provider
Additional Item: Disclosure per Item 1112(b) of Reg AB	N/A
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor
Additional Item: Disclosure per Item 1122 of Reg AB	Trustee, Servicer and Custodian
Additional Item: Disclosure per Item 1123 of Reg AB	Servicer

To the extent no written notice is provided by the designated responsible party or otherwise to the Trustee by the time specified in Section 3.22(a) of the events or information as described above in this Exhibit U, the Trustee shall without further notice conclude that there is no event or information to be reported.